Filed pursuant to Rule 433(d)

Registration Statement No. 333-131452

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

PRELIMINARY Term Sheet - REVISED
$440,681,000 (Approximate Offered Certificates)
Asset-Backed Pass-Through Certificates, Series 2006-R2 March 8, 2006
Ameriquest Mortgage Securities Inc.
[LOGO OF AMERIQUEST]

Ameriquest Mortgage Securities Inc. (Depositor) Ameriquest Mortgage Company (Originator) Ameriquest Mortgage Company (Master Servicer)

All terms and statements are subject to change.

[LOGO OF CREDIT SUISSE]	[LOGO OF MORGAN STANLEY]

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus supplement. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

PRELIMINARY TERM SHEET DATED March 8, 2006

Ameriquest Mortgage Securities Inc.

Asset-Backed Pass-Through Certificates, Series 2006-R2

$440,681,000

(Approximate Offered Certificates)

Subject to Revision

Class	Approximate Size ($)	Type[1,2]	WAL (yrs) Call3 / Mat[4]	Principal Payment Window Call3 / Mat[4]	Pmt Delay (days)	Interest Accrual Basis	Stated Final Maturity	Expected Ratings Moody’s/S&P/Fitch	Initial Credit Enhancement (%)
Offered Certificates
A-2A	115,083,000	FLT/SEQ/SR	1.00 / 1.00	1 - 22 / 1 - 22	0	Actual/360	April 2036	Aaa / AAA / AAA	22.10%
A-2B	122,962,000	FLT/SEQ/SR	3.00 / 3.01	22 - 81 / 22 - 88	0	Actual/360	April 2036	Aaa / AAA / AAA	22.10%
A-2C	15,136,000	FLT/SEQ/SR	6.74 / 10.01	81 - 81 / 88 - 189	0	Actual/360	April 2036	Aaa / AAA / AAA	22.10%
M-1	55,500,000	FLT/MEZ	4.86 / 5.37	44 - 81 / 44 - 159	0	Actual/360	April 2036	Aa1 / AA+ / AA+	16.55%
M-2	33,000,000	FLT/MEZ	4.72 / 5.20	42 - 81 / 42 - 148	0	Actual/360	April 2036	Aa2 / AA / AA	13.25%
M-3	18,500,000	FLT/MEZ	4.66 / 5.13	41 - 81 / 41 - 140	0	Actual/360	April 2036	Aa3 / AA- / AA-	11.40%
M-4	16,500,000	FLT/MEZ	4.63 / 5.08	40 - 81 / 40 - 135	0	Actual/360	April 2036	A1 / A+ / A+	9.75%
M-5	16,000,000	FLT/MEZ	4.61 / 5.03	39 - 81 / 39 - 129	0	Actual/360	April 2036	A2 / A / A	8.15%
M-6	15,000,000	FLT/MEZ	4.59 / 4.98	39 - 81 / 39 - 123	0	Actual/360	April 2036	A3 / A- / A-	6.65%
M-7	14,000,000	FLT/MEZ	4.57 / 4.91	38 - 81 / 38 - 115	0	Actual/360	April 2036	Baa1 / BBB+ / BBB+	5.25%
M-8	10,000,000	FLT/MEZ	4.56 / 4.84	38 - 81 / 38 - 107	0	Actual/360	April 2036	Baa2 / BBB+ / BBB	4.25%
M-9	9,000,000	FLT/MEZ	4.56 / 4.76	38 - 81 / 38 - 100	0	Actual/360	April 2036	Baa3 / BBB- / BBB-	3.35%
Non-Offered Certificates
A-1	525,819,000	FLT/SR	Not Offered		0	Actual/360	April 2036	Aaa / AAA / AAA	22.10%
M-10	7,000,000	FLT/MEZ	Not Offered		0	Actual/360	April 2036	Ba1 / BBB- / BB+	2.65%
M-11	10,000,000	FLT/MEZ	Not Offered		0	Actual/360	April 2036	Ba2 / BB+ / BB	1.65%
CE	16,500,041	N/A	Not Offered		N/A			NR	N/A
P	100	N/A	Not Offered		N/A			NR	N/A
R	N/A	N/A	Not Offered		N/A			NR	N/A
R-X	N/A	N/A	Not Offered		N/A			NR	N/A

(1) The interest rate on each of the Certificates is subject to the related Net WAC Rate Cap.

(2) The Adjustable-Rate Certificates will accrue interest at a rate not greater than the related Maximum Cap Rate.

(3) To 10% Optional Termination at the pricing speed.

(4) To maturity at the pricing speed.

Pricing Speed (“PPC”)

Fixed-Rate Mortgage Loans	2% CPR growing to 20% CPR over 10 months.
Adjustable-Rate Mortgage Loans

100% PPC, which is 5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Part I: Key Terms

Parties: Depositor:	Ameriquest Mortgage Securities Inc.
Originator:	Ameriquest Mortgage Company.
Master Servicer:	Ameriquest Mortgage Company.
Trustee and Swap Administrator:	Deutsche Bank National Trust Company.
Swap Provider:	TBD.
Co-Lead Underwriters:	Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated.
Collateral:
Mortgage Loans:

As of the Cut-off Date, 5,933 adjustable-rate and fixed-rate, first-lien and second-lien, closed-end, subprime mortgage loans with LTVs at origination not in excess of 100% and an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,000,000,141 (the “Mortgage Loans”). References to percentages or balances herein are based on the aggregate scheduled principal balance of such Mortgage Loans on the Cut-off Date. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 4,290 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $674,991,767 and with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 1,643 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $325,008,375 and with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae and Freddie Mac.

Approximately 24.51% of the Mortgage Loans were originated using an insured automated valuation model (“Insured AVM”). Upon the liquidation of a related mortgaged property, if the Insured AVM is determined to have overstated the mortgaged property’s value as of the date originally made, the Insured AVM Insurer is liable for the lesser of: (i) losses of principal and (ii) the amount by which the Insured AVM overstated the mortgaged property’s value at origination. St. Paul Travelers (the “Insured AVM Insurer”) is the provider under the master policy for the Insured AVM.

Dates:
Cut-off Date:	The close of business on March 1, 2006.
Distribution Date:	The 25th day of each month or, if the 25th day is not a business day, the next business day, beginning in April 2006.
Record Date:

Adjustable-Rate Certificates: the close of business on the business day immediately preceding the related Distribution Date.

Retained Certificates: the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

Expected Pricing Date:	The week of March 6, 2006.
Expected Closing Date:	On or about March 29, 2006.
Designations:
Certificates:	Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-R2.
Adjustable-Rate Certificates:	Class A Certificates and Class M Certificates.
Class A Certificates:	Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Offered Certificates:	Class A Certificates (other than the Class A-1 Certificates) and Class M Certificates (other than the Class M-10 and Class M-11 Certificates).
Non-Offered Certificates:	Group I, Class M-10, Class M-11, Class CE, Class P and Residual Certificates.
Residual Certificates:	Class R and Class R-X Certificates.
Retained Certificates:	Class CE, Class P and Residual Certificates.
Group I Certificates:	Class A-1 Certificates, which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2A, Class A-2B and Class A-2C Certificates, which evidence interests in the Group II Mortgage Loans.
Other Terms:
Source for Calculation of One-Month LIBOR:	Moneyline Telerate page 3750.
ERISA:	The Offered Certificates will not be ERISA eligible as of the Closing Date.
SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Federal Taxation:	Designated portions of the trust will be established as multiple REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	With respect to the Class A and Class M Certificates, $100,000 and integral multiples of $1 in excess thereof.

Part II: Definitions/Description of the Certificates

Determination Date:	The 10th day of the month or, if such day is not a business day, the business day immediately preceding such 10th day.
Due Period:	For each Distribution Date, the period from the second day of the immediately preceding month to the first day of the month in which such Distribution Date occurs.
Prepayment Period:

For the first Distribution Date, the Cut-off Date to and including the initial Determination Date, and for all other Distribution Dates, the day after the prior Determination Date to and including the Determination Date in the month in which such Distribution Date occurs.

Interest Accrual Basis:	Actual/360. The Adjustable-Rate Certificates will settle flat and will have no payment delay.
Administrative Fee Rate:	The sum of (a) the Servicing Fee Rate (0.50% per annum) and (b) the Trustee Fee Rate (0.0022% per annum).
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The holders of the Class CE Certificates, the Master Servicer or the NIMS Insurer, if any, in that order, may purchase all of the Mortgage Loans and REO properties and retire the Certificates on or after the Optional Termination Date.

Optional Termination Date:	The first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.
Credit Enhancement:	Excess Interest; Overcollateralization ("OC"); and Subordination.
Initial Overcollateralization Target Percentage:	Approximately 1.65%.
Overcollateralization Floor:	The aggregate principal balance of the Mortgage Loans as of the Cut-off Date multiplied by 0.50%.
Overcollateralization Target Amount:

For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (A) the 37th Distribution Date and (B) the Distribution Date that the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 2x its Initial Credit Enhancement Percentage.

Credit Enhancement Percentage:

The percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the Mortgage Loans.

Class	Initial CE%	Target CE% On/After Stepdown Date
A	22.10%	2x Initial CE%
M-1	16.55%	2x Initial CE%
M-2	13.25%	2x Initial CE%
M-3	11.40%	2x Initial CE%
M-4	9.75%	2x Initial CE%
M-5	8.15%	2x Initial CE%
M-6	6.65%	2x Initial CE%
M-7	5.25%	2x Initial CE%
M-8	4.25%	2x Initial CE%
M-9	3.35%	2x Initial CE%
M-10	2.65%	2x Initial CE%
M-11	1.65%	2x Initial CE%

Overcollateralization Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:

For any Distribution Date, will be the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates plus the Certificate Principal Balance of the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) the Overcollateralization Reduction Amount, if any, and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payments (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), if any, made by the Trustee, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:

Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by the Class CE Certificates.

If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate Certificate Principal Balance of the Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, such excess, (the “Realized Loss Amount”) will be allocated to the classes of Class M Certificates, sequentially, in descending numerical order.

There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those Certificates from the Net Monthly Excess Cashflow (and from certain amounts, if any, received by the Swap Administrator from the Swap Agreement), sequentially in ascending numerical order, as described in the Pooling and Servicing Agreement.

Net WAC Rate Cap:

Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the Class A Certificates), of (i) the Net WAC Rate Cap for the Group I Certificates and (ii) the Net WAC Rate Cap for the Group II Certificates.

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.
Formula Rate:	For any Distribution Date and any class of Adjustable-Rate Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.
Maximum Cap Rate:

The Maximum Cap Rate for any Distribution Date and any Adjustable-Rate Certificates is calculated in the same manner as the related Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans.

Coupon Step-up:

After the Optional Termination Date, if the holders of the Class CE Certificates, the Master Servicer or the NIMs Insurer, if any, fails to exercise its right to terminate the trust, the certificate margins with respect to the Adjustable-Rate Certificates on any then outstanding Certificates will increase according to the following:

Certificates	After Optional Termination
Class A Certificates	2 x Applicable Margin
Class M Certificates	1.5 x Applicable Margin

Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of $935,275,000 (the “Swap Agreement”). Under the Swap Agreement, the trust will be obligated to pay an amount equal to 5.179% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider, and the trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into an account (the “Swap Account”) by the Swap Administrator and amounts on deposit in the Swap Account will be distributed as described under “Payment Priority” below.

Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to distributions to certificateholders.

In the event that the trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment as if the original Swap Agreement remained in effect.

Interest Carry Forward Amount:

For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable to the Master Servicer or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the trust); (iii) all Master Servicer Advances with respect to the Mortgage Loans received for such Distribution Date and (iv) all compensating interest paid by the Master Servicer in respect of prepayment interest shortfalls on the Mortgage Loans for the related period.

Class A Principal Distribution Amount:

With respect to the Class A Certificates, prior to the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the Initial Credit Enhancement Percentage as set forth in the Credit Enhancement Percentage table included herein.

Principal distributions on the Group II Certificates will be allocated sequentially, to the Class A-2A, Class A-2B and Class A-2C Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero. Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on subsequent Distribution Dates will be distributed to the group(s) of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount:

The Class M Certificates will not receive any principal payments prior to the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid on the Class M Certificates in the following order: to the Class M-1 Certificates until it reaches 2x the Class M-1 Initial Credit Enhancement Percentage, then to the Class M-2 Certificates until it reaches 2x the Class M-2 Initial Credit Enhancement Percentage, then to the Class M-3 Certificates until it reaches 2x the Class M-3 Initial Credit Enhancement Percentage, then to the Class M-4 Certificates until it reaches 2x the Class M-4 Initial Credit Enhancement Percentage, then to the Class M-5 Certificates until it reaches 2x the Class M-5 Initial Credit Enhancement Percentage, then to the Class M-6 Certificates until it reaches 2x the Class M-6 Initial Credit Enhancement Percentage, then to the Class M-7 Certificates until it reaches 2x the Class M-7 Initial Credit Enhancement Percentage, then to the Class M-8 Certificates until it reaches 2x the Class M-8 Initial Credit Enhancement Percentage, then to the Class M-9 Certificates until it reaches 2x the Class M-9 Initial Credit Enhancement Percentage, then to the Class M-10 Certificates until it reaches 2x the Class M-10 Initial Credit Enhancement Percentage, and then to the Class M-11 Certificates until it reaches 2x the Class M-11 Initial Credit Enhancement Percentage, in each case, as set forth in the Credit Enhancement Percentage table included herein.

If a Trigger Event is in effect, principal payments will be paid sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.
Delinquency Trigger Event:

The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage for the most senior class of Certificates then outstanding. In the case of the Class A Certificates, the percentage will be 36.20%.

Cumulative Loss Test:

The aggregate amount of Realized Losses incurred with respect to the Mortgage Loans since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
April 2008 through March 2009	1.30% for the first month plus an additional 1/12th of 1.50% for each month thereafter
April 2009 through March 2010	2.80% for the first month plus an additional 1/12th of 1.40% for each month thereafter
April 2010 through March 2011	4.20% for the first month plus an additional 1/12th of 1.30% for each month thereafter
April 2011 through March 2012	5.50% for the first month plus an additional 1/12th of 0.50% for each month thereafter
April 2012 and thereafter	6.00%

Payment Priority:

On each Distribution Date, distributions will be made as follows:

First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider and other fees and expenses of the trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A and the Class M Certificates, in accordance with the principal payment provisions described herein.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, to pay Interest Carry Forward Amounts to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay any Realized Losses allocated to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Adjustable-Rate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account, to pay any principal on the Adjustable-Rate Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially.

Payment Priority:

On each Distribution Date, distributions will be made as follows:

First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider and other fees and expenses of the trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A and the Class M Certificates, in accordance with the principal payment provisions described herein.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, to pay Interest Carry Forward Amounts to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay any Realized Losses allocated to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Adjustable-Rate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account, to pay any principal on the Adjustable-Rate Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially.

Part III: Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
4/25/06	935,275,000.00	3/25/09	170,585,769.89
5/25/06	928,845,887.68	4/25/09	165,474,587.86
6/25/06	922,270,265.26	5/25/09	160,591,099.07
7/25/06	909,851,960.03	6/25/09	155,894,087.04
8/25/06	897,406,237.35	7/25/09	151,356,085.13
9/25/06	884,948,651.20	8/25/09	146,966,970.11
10/25/06	866,512,968.19	9/25/09	142,699,212.41
11/25/06	848,282,913.46	10/25/09	138,518,401.36
12/25/06	830,164,474.53	11/25/09	134,411,928.45
1/25/07	801,681,599.16	12/25/09	130,383,382.02
2/25/07	773,917,125.90	1/25/10	126,483,268.47
3/25/07	746,899,741.10	2/25/10	122,715,534.57
4/25/07	711,930,781.29	3/25/10	119,072,814.58
5/25/07	678,534,421.90	4/25/10 and	0
6/25/07	646,745,121.27	thereafter
7/25/07	616,482,940.72
8/25/07	587,656,601.88
9/25/07	559,973,974.78
10/25/07	520,835,523.00
11/25/07	484,328,763.14
12/25/07	450,321,783.36
1/25/08	410,118,223.88
2/25/08	373,554,734.06
3/25/08	258,539,190.51
4/25/08	252,618,612.85
5/25/08	246,698,035.19
6/25/08	240,777,457.53
7/25/08	234,856,879.87
8/25/08	228,936,302.21
9/25/08	223,015,724.55
10/25/08	192,793,270.91
11/25/08	188,351,770.70
12/25/08	183,910,270.50
1/25/09	179,468,770.29
2/25/09	175,027,270.09

PART IV: COLLATERAL STATISTICS

DESCRIPTION OF THE TOTAL COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income, FICO and OLTV, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans:	5,933

Aggregate Current Principal Balance:	$1,000,000,141.37
Average Current Principal Balance:	$168,548.82		$59,386.60 to $1,000,000.00

Aggregate Original Principal Balance:	$1,000,465,900.99
Average Original Principal Balance:	$168,627.32		$60,000.00 to $1,000,000.00

Fully Amortizing Mortgage Loans:	100.00%

1st Lien:	99.70%

Wtd. Avg. Mortgage Rate:	8.500%		6.000% to 14.250%

Wtd. Avg. Original Term to Maturity (months):	357		120 to 360
Wtd. Avg. Remaining Term to Maturity (months):	357		118 to 360

Wtd. Avg. Margin (ARM Loans Only):	5.897%		2.125% to 6.750%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):	14.532%		12.125% to 20.250%

Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):	8.532%		6.125% to 14.250%

Wtd. Avg. Original LTV (1):	78.39%		6.43% to 100.00%

Wtd. Avg. Borrower FICO:	604		500 to 808

Geographic Distribution (Top 5):	FL	12.15%
	CA	11.19%
	NJ	8.94%
	NY	6.97%
	MD	5.91%

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2 YR/6MO LIB	3,089	513,191,758.16	51.32	358	42.40	8.868	581	77.42
2 YR/6MO LIB - 5YR IO	308	84,057,073.93	8.41	359	42.24	7.954	654	83.27
3 YR/6MO LIB	1,609	240,565,365.59	24.06	358	41.10	8.368	590	77.90
3 YR/6MO LIB - 5YR IO	238	57,629,960.50	5.76	359	41.12	7.409	672	81.79
5 YR/6MO LIB	19	3,248,072.59	0.32	359	40.93	7.045	722	78.56
5 YR/6MO LIB - 5YR IO	41	10,498,222.00	1.05	359	38.14	7.132	731	80.13
FIXED RATE	529	69,367,100.24	6.94	335	41.26	8.346	647	77.31
FIXED RATE - 5YR IO	100	21,442,588.36	2.14	359	40.97	7.639	681	81.33
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	MORTGAGE RATES (%)*	FICO*	OLTV[1] (%)*
50,000.01 - 100,000.00	1,617	127,264,776.00	12.72	350	39.29	9.360	587	74.79
100,000.01 - 150,000.00	1,679	208,088,780.49	20.80	356	40.41	8.758	592	77.73
150,000.01 - 200,000.00	1,078	187,429,498.50	18.73	358	42.35	8.422	597	77.82
200,000.01 - 250,000.00	607	135,291,691.00	13.52	358	42.75	8.308	606	79.02
250,000.01 - 300,000.00	363	99,399,146.00	9.94	358	42.55	8.080	612	79.19
300,000.01 - 350,000.00	221	71,452,761.00	7.14	358	43.53	8.061	616	79.57
350,000.01 - 400,000.00	125	46,765,945.00	4.67	359	42.43	8.215	611	80.78
400,000.01 - 450,000.00	86	36,631,124.00	3.66	359	43.91	8.393	620	81.43
450,000.01 - 500,000.00	66	31,463,267.00	3.14	355	42.66	8.015	624	81.27
500,000.01 - 550,000.00	32	16,915,450.00	1.69	359	44.78	8.009	654	80.27
550,000.01 - 600,000.00	20	11,422,204.00	1.14	359	44.91	8.551	625	76.57
600,000.01 - 650,000.00	11	6,871,950.00	0.69	359	40.31	7.908	639	82.75
650,000.01 - 700,000.00	5	3,381,200.00	0.34	359	46.48	7.530	640	82.39
700,000.01 - 750,000.00	9	6,490,099.00	0.65	358	43.61	8.588	629	84.95
750,000.01 - 800,000.00	6	4,656,250.00	0.47	359	45.87	8.610	635	81.48
800,000.01 - 850,000.00	5	4,129,259.00	0.41	359	38.11	7.689	675	80.93
850,000.01 - 900,000.00	1	877,500.00	0.09	359	44.00	6.875	757	90.00
900,000.01 - 950,000.00	1	935,000.00	0.09	360	49.00	8.990	589	85.00
950,000.01 - 1,000,000.00	1	1,000,000.00	0.10	359	11.00	10.100	636	79.37
Total:	5,933	1,000,465,900.99	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
50,000.01 - 100,000.00	1,617	127,188,915.28	12.72	350	39.29	9.360	587	74.79
100,000.01 - 150,000.00	1,681	208,286,579.83	20.83	356	40.42	8.758	592	77.74
150,000.01 - 200,000.00	1,076	187,038,718.77	18.70	358	42.34	8.422	597	77.80
200,000.01 - 250,000.00	607	135,230,699.19	13.52	358	42.75	8.308	606	79.02
250,000.01 - 300,000.00	363	99,356,812.52	9.94	358	42.55	8.080	612	79.19
300,000.01 - 350,000.00	221	71,424,608.42	7.14	358	43.53	8.061	616	79.57
350,000.01 - 400,000.00	125	46,743,102.45	4.67	359	42.43	8.215	611	80.78
400,000.01 - 450,000.00	86	36,618,702.89	3.66	359	43.91	8.393	620	81.43
450,000.01 - 500,000.00	66	31,451,377.79	3.15	355	42.66	8.015	624	81.27
500,000.01 - 550,000.00	32	16,910,559.22	1.69	359	44.78	8.009	654	80.27
550,000.01 - 600,000.00	20	11,418,050.79	1.14	359	44.90	8.551	625	76.57
600,000.01 - 650,000.00	11	6,869,161.73	0.69	359	40.31	7.908	639	82.75
650,000.01 - 700,000.00	5	3,380,733.03	0.34	359	46.48	7.530	640	82.39
700,000.01 - 750,000.00	9	6,487,842.82	0.65	358	43.61	8.588	629	84.95
750,000.01 - 800,000.00	6	4,654,903.34	0.47	359	45.87	8.610	635	81.48
800,000.01 - 850,000.00	5	4,127,610.52	0.41	359	38.11	7.689	675	80.93
850,000.01 - 900,000.00	1	876,762.78	0.09	359	44.00	6.875	757	90.00
900,000.01 - 950,000.00	1	935,000.00	0.09	360	49.00	8.990	589	85.00
950,000.01 - 1,000,000.00	1	1,000,000.00	0.10	359	11.00	10.100	636	79.37
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
61 - 120	5	381,890.55	0.04	119	36.27	8.692	625	74.94
121 - 180	95	9,500,472.18	0.95	179	37.18	8.577	615	73.74
181 - 240	46	6,090,956.42	0.61	239	42.20	8.689	616	78.33
241 - 300	11	1,395,422.04	0.14	299	43.39	8.521	619	80.37
301 - 360	5,776	982,631,400.18	98.26	359	41.88	8.498	603	78.43
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
6.000 - 6.499	33	8,593,146.54	0.86	357	41.95	6.314	684	73.57
6.500 - 6.999	344	80,841,602.77	8.08	358	40.55	6.862	683	77.76
7.000 - 7.499	502	105,399,056.32	10.54	356	41.18	7.265	649	78.67
7.500 - 7.999	1,105	218,035,263.64	21.80	357	42.21	7.777	619	79.43
8.000 - 8.499	621	112,042,808.25	11.20	356	42.53	8.269	597	77.83
8.500 - 8.999	1,225	194,998,172.48	19.50	357	41.94	8.771	580	78.82
9.000 - 9.499	475	72,657,834.00	7.27	357	42.57	9.267	572	78.22
9.500 - 9.999	854	116,834,747.94	11.68	356	41.95	9.763	571	78.18
10.000 - 10.499	264	34,384,862.29	3.44	356	41.28	10.262	563	77.93
10.500 - 10.999	295	30,887,597.17	3.09	357	39.90	10.728	556	75.90
11.000 - 11.499	89	9,293,103.64	0.93	353	40.48	11.228	570	74.48
11.500 - 11.999	91	11,827,951.08	1.18	356	43.30	11.702	563	77.19
12.000 - 12.499	25	2,907,116.22	0.29	359	41.62	12.227	536	73.19
12.500 - 12.999	7	1,080,055.81	0.11	359	44.37	12.611	552	84.25
13.500 - 13.999	2	152,834.22	0.02	359	46.38	13.788	612	87.41
14.000 - 14.499	1	63,989.00	0.01	359	48.00	14.250	540	80.00
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Original Loan-to-Value Ratios (1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[2] (%)
0.01 - 25.00	43	4,381,973.91	0.44	359	40.47	9.067	613	18.09
25.01 - 30.00	25	3,075,631.51	0.31	356	38.58	8.513	612	28.39
30.01 - 35.00	35	4,057,970.78	0.41	348	43.31	9.324	566	32.83
35.01 - 40.00	74	9,130,397.76	0.91	353	42.25	8.452	594	37.57
40.01 - 45.00	72	9,985,040.74	1.00	355	39.59	8.479	584	42.85
45.01 - 50.00	108	16,107,173.55	1.61	356	41.00	8.428	596	47.63
50.01 - 55.00	118	17,265,381.27	1.73	357	41.94	8.550	589	52.78
55.01 - 60.00	220	33,161,081.68	3.32	355	41.01	8.303	579	57.89
60.01 - 65.00	271	43,311,993.11	4.33	356	41.15	8.376	590	62.97
65.01 - 70.00	429	72,600,798.99	7.26	355	41.22	8.389	585	68.18
70.01 - 75.00	662	107,634,805.65	10.76	357	42.09	8.740	575	73.52
75.01 - 80.00	1,253	199,871,762.37	19.99	356	41.68	8.628	593	79.03
80.01 - 85.00	792	146,678,883.15	14.67	358	42.00	8.500	606	83.90
85.01 - 90.00	1,552	282,641,077.46	28.26	357	42.19	8.443	623	89.42
90.01 - 95.00	244	47,111,636.12	4.71	357	42.35	7.962	664	94.56
95.01 - 100.00	35	2,984,533.32	0.30	359	41.76	10.211	667	100.00
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
500 - 519	562	79,996,681.29	8.00	358	41.59	9.428	510	70.97
520 - 539	594	88,465,650.08	8.85	357	41.82	9.355	529	74.24
540 - 559	689	102,483,908.12	10.25	356	42.51	9.010	551	75.72
560 - 579	756	116,829,250.80	11.68	356	41.84	8.917	569	76.83
580 - 599	651	107,609,899.38	10.76	357	41.71	8.691	589	78.49
600 - 619	636	108,208,527.37	10.82	358	41.71	8.411	610	79.49
620 - 639	640	119,445,395.54	11.94	356	41.54	8.240	629	81.20
640 - 659	515	97,987,396.15	9.80	356	41.71	7.917	649	82.26
660 - 679	393	80,811,300.77	8.08	355	42.60	7.501	668	82.05
680 - 699	130	24,357,006.31	2.44	354	42.79	7.905	689	83.24
700 - 719	133	26,517,447.20	2.65	355	41.38	7.580	710	80.69
720 - 739	109	22,563,948.56	2.26	357	42.18	7.344	728	82.41
740 - 759	66	12,507,159.26	1.25	359	37.99	7.414	750	80.38
760 - 779	36	8,009,407.70	0.80	356	42.68	7.462	769	79.27
780 - 799	18	2,916,736.86	0.29	359	38.29	7.137	786	68.38
800 - 819	5	1,290,425.98	0.13	345	42.88	6.928	806	80.06
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
<= 20.00	192	26,674,234.09	2.67	354	15.48	8.639	603	75.29
20.01 - 25.00	268	36,471,179.51	3.65	355	23.25	8.474	604	76.65
25.01 - 30.00	417	59,884,536.65	5.99	355	28.18	8.528	602	77.42
30.01 - 35.00	638	100,063,205.34	10.01	355	33.22	8.481	602	77.47
35.01 - 40.00	824	137,334,669.85	13.73	357	38.06	8.412	604	78.04
40.01 - 45.00	1,170	199,607,186.24	19.96	357	43.16	8.444	608	79.33
45.01 - 50.00	1,937	354,206,563.69	35.42	357	48.35	8.546	606	80.28
50.01 - 55.00	487	85,758,566.00	8.58	357	53.63	8.555	589	72.44
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Florida	745	121,534,433.76	12.15	357	42.05	8.194	593	76.07
California	411	111,932,865.79	11.19	357	42.56	7.847	617	73.62
New Jersey	377	89,383,653.47	8.94	359	43.33	8.669	617	77.00
New York	281	69,710,833.24	6.97	358	42.90	8.759	610	74.62
Maryland	318	59,116,247.82	5.91	359	42.10	8.323	598	76.51
Pennsylvania	361	47,962,495.33	4.80	355	41.00	8.342	591	80.70
Michigan	356	46,411,625.66	4.64	355	40.48	8.577	601	83.77
Arizona	217	39,530,360.55	3.95	358	41.28	8.006	606	78.87
Illinois	200	31,225,540.90	3.12	358	42.19	8.965	604	80.05
Georgia	219	30,723,737.09	3.07	357	39.75	9.406	599	82.80
Texas	299	30,276,865.31	3.03	348	42.35	9.404	583	77.80
Ohio	218	27,532,749.19	2.75	351	40.01	8.374	615	83.78
Massachusetts	108	22,902,206.18	2.29	359	42.72	9.104	606	72.01
Indiana	169	20,854,717.15	2.09	354	38.72	8.978	611	85.29
Wisconsin	135	19,162,917.15	1.92	356	43.22	9.192	590	81.66
Connecticut	84	18,264,136.04	1.83	359	42.25	8.312	608	76.66
Washington	79	16,743,953.50	1.67	359	43.32	7.988	616	81.78
Tennessee	121	15,122,512.49	1.51	351	42.09	8.855	601	81.91
Nevada	65	15,055,474.79	1.51	359	40.47	7.821	619	79.69
Alabama	108	12,184,447.26	1.22	356	40.70	8.940	592	82.15
North Carolina	89	11,872,352.23	1.19	351	41.35	9.345	599	84.35
New Hampshire	57	11,036,606.41	1.10	359	42.17	7.927	599	78.24
Hawaii	33	10,323,824.36	1.03	357	43.10	7.872	615	71.53
Minnesota	57	10,128,480.12	1.01	359	40.55	8.407	610	82.80
Missouri	84	9,903,124.36	0.99	348	39.88	8.449	610	83.49
Maine	60	8,538,308.49	0.85	359	42.03	8.920	578	77.27
Oregon	42	7,743,961.60	0.77	359	41.96	8.560	590	80.70
Colorado	35	7,478,420.03	0.75	356	39.03	8.207	621	85.71
Oklahoma	74	7,477,409.37	0.75	358	42.21	8.915	590	83.68
Kentucky	61	7,287,858.39	0.73	355	42.52	8.631	595	83.86
South Carolina	56	7,101,104.35	0.71	353	40.90	9.530	581	82.36
Louisiana	53	6,522,337.57	0.65	354	40.00	8.803	589	80.57
Delaware	34	5,884,730.21	0.59	356	39.10	8.105	580	80.59
Mississippi	60	5,802,743.42	0.58	347	41.22	8.977	588	83.20
Arkansas	52	5,625,734.59	0.56	351	37.99	9.281	612	80.64
Rhode Island	26	4,725,365.45	0.47	351	43.44	7.962	587	71.41
Utah	26	4,539,234.04	0.45	359	44.15	8.468	593	81.71
Kansas	33	4,259,401.59	0.43	356	43.24	9.151	617	88.31
Iowa	33	3,748,410.16	0.37	345	41.16	8.478	634	86.17
New Mexico	21	2,901,316.43	0.29	353	41.20	8.967	597	80.85
Idaho	18	2,469,538.58	0.25	359	38.62	8.578	578	82.69
Wyoming	17	2,306,696.82	0.23	359	39.37	9.267	602	82.57
Washington DC	9	2,009,838.52	0.20	359	43.50	8.075	578	71.79
Alaska	8	1,693,398.60	0.17	359	38.59	8.222	613	81.97
Montana	10	1,324,778.90	0.13	359	36.88	9.177	567	74.81
South Dakota	6	680,727.12	0.07	359	42.55	8.963	552	81.51
Vermont	5	673,595.69	0.07	359	41.10	8.849	632	82.32
North Dakota	3	309,071.30	0.03	359	33.28	9.078	628	92.64
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Owner Occupied	5,668	964,026,649.13	96.40	357	41.87	8.484	603	78.40
Non-Owner Occupied	242	31,296,245.86	3.13	352	41.07	9.059	620	78.62
Second Home	23	4,677,246.38	0.47	359	40.19	8.126	661	73.94
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Full Documentation	4,190	686,189,343.93	68.62	356	41.80	8.347	603	79.28
Limited Documentation	954	162,529,925.42	16.25	356	40.88	8.651	601	78.38
Stated Documentation	789	151,280,872.02	15.13	358	43.07	9.031	609	74.37
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	5,617	950,496,294.04	95.05	357	41.87	8.508	602	78.14
Purchase	145	25,582,031.95	2.56	359	42.14	8.227	640	83.66
Refinance-Debt Consolidation No Cash Out***	171	23,921,815.38	2.39	353	40.27	8.473	625	82.44
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

[1] Original LTV if first lien, combined LTV if second lien
** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.
*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE TOTAL COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
8A	296	59,560,298.30	5.96	356	40.52	7.346	740	80.87
7A	181	34,535,556.56	3.45	355	42.86	7.758	694	81.77
6A	353	74,469,375.05	7.45	355	42.59	7.425	668	82.35
5A	428	82,892,047.84	8.29	355	41.52	7.807	649	82.83
4A	506	98,557,288.67	9.86	357	41.68	8.142	632	82.30
3A	473	83,278,151.88	8.33	357	42.19	8.239	615	80.33
2A	630	104,897,174.63	10.49	357	41.93	8.536	602	79.70
A	1,160	183,662,685.56	18.37	356	42.00	8.737	572	78.16
B	847	127,256,388.96	12.73	357	42.16	9.308	549	74.93
C	829	119,425,316.37	11.94	357	41.73	9.420	536	72.55
D	230	31,465,857.55	3.15	358	39.71	9.418	522	64.61
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Single Family Detached	5,136	845,812,635.34	84.58	356	41.62	8.505	602	78.55
PUD Detached	266	54,858,117.85	5.49	356	43.47	8.310	600	79.23
Two-to Four-Family	213	46,945,254.19	4.69	359	43.87	8.851	623	74.92
Condominium	225	39,417,412.54	3.94	359	42.41	8.209	618	77.37
Single Family Attached	77	9,536,192.00	0.95	357	41.01	8.793	574	78.44
PUD Attached	14	3,272,644.89	0.33	359	38.94	8.120	623	83.63
Manufactured Housing	2	157,884.56	0.02	321	43.67	8.276	637	72.99
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	2,500	441,804,964.85	44.18	357	42.14	8.919	604	77.32
12	56	14,250,326.73	1.43	353	44.15	7.794	639	74.87
24	2	474,128.42	0.05	358	47.48	8.990	548	84.33
30	22	5,227,464.60	0.52	348	42.84	8.424	610	84.74
36	3,353	538,243,256.77	53.82	356	41.52	8.175	602	79.29
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

Conforming Balance
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Conforming	5,733	897,866,171.86	89.79	356	41.67	8.534	600	78.07
Non-Conforming	200	102,133,969.51	10.21	358	43.35	8.198	632	81.21
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
12.000 - 12.499	22	6,434,550.38	0.71	359	42.37	6.339	666	75.17
12.500 - 12.999	286	69,843,687.25	7.68	359	40.62	6.857	678	78.57
13.000 - 13.499	408	88,219,263.69	9.70	358	41.50	7.266	642	78.79
13.500 - 13.999	987	199,055,003.79	21.89	358	42.27	7.776	614	79.39
14.000 - 14.499	538	98,411,345.24	10.82	358	42.55	8.268	591	77.34
14.500 - 14.999	1,150	184,849,515.76	20.33	358	41.87	8.771	578	78.67
15.000 - 15.499	452	69,918,829.01	7.69	358	42.69	9.268	571	78.29
15.500 - 15.999	772	108,967,119.54	11.99	358	42.08	9.758	568	78.02
16.000 - 16.499	241	32,375,956.96	3.56	358	41.16	10.264	564	78.37
16.500 - 16.999	256	27,604,926.78	3.04	359	39.58	10.721	555	75.99
17.000 - 17.499	78	8,349,448.26	0.92	358	40.72	11.227	571	74.25
17.500 - 17.999	81	11,107,110.86	1.22	358	43.15	11.706	565	77.70
18.000 - 18.499	24	2,830,616.22	0.31	359	41.42	12.224	536	72.87
18.500 - 18.999	7	1,080,055.81	0.12	359	44.37	12.611	552	84.25
19.500 - 19.999	1	79,034.22	0.01	359	43.00	13.600	663	85.00
20.000 - 20.499	1	63,989.00	0.01	359	48.00	14.250	540	80.00
Total:	5,304	909,190,452.77	100.00	358	41.90	8.532	599	78.40

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
6.000 - 6.499	22	6,434,550.38	0.71	359	42.37	6.339	666	75.17
6.500 - 6.999	286	69,843,687.25	7.68	359	40.62	6.857	678	78.57
7.000 - 7.499	408	88,219,263.69	9.70	358	41.50	7.266	642	78.79
7.500 - 7.999	987	199,055,003.79	21.89	358	42.27	7.776	614	79.39
8.000 - 8.499	538	98,411,345.24	10.82	358	42.55	8.268	591	77.34
8.500 - 8.999	1,150	184,849,515.76	20.33	358	41.87	8.771	578	78.67
9.000 - 9.499	452	69,918,829.01	7.69	358	42.69	9.268	571	78.29
9.500 - 9.999	772	108,967,119.54	11.99	358	42.08	9.758	568	78.02
10.000 - 10.499	241	32,375,956.96	3.56	358	41.16	10.264	564	78.37
10.500 - 10.999	256	27,604,926.78	3.04	359	39.58	10.721	555	75.99
11.000 - 11.499	78	8,349,448.26	0.92	358	40.72	11.227	571	74.25
11.500 - 11.999	81	11,107,110.86	1.22	358	43.15	11.706	565	77.70
12.000 - 12.499	24	2,830,616.22	0.31	359	41.42	12.224	536	72.87
12.500 - 12.999	7	1,080,055.81	0.12	359	44.37	12.611	552	84.25
13.500 - 13.999	1	79,034.22	0.01	359	43.00	13.600	663	85.00
14.000 - 14.499	1	63,989.00	0.01	359	48.00	14.250	540	80.00
Total:	5,304	909,190,452.77	100.00	358	41.90	8.532	599	78.40

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2.000 - 2.249	1	1,000,000.00	0.11	359	11.00	10.100	636	79.37
2.750 - 2.999	137	30,826,172.58	3.39	359	39.53	7.255	729	78.99
3.000 - 3.249	1	312,000.00	0.03	354	49.00	6.250	632	74.86
4.250 - 4.499	182	28,401,600.10	3.12	358	42.77	9.081	596	79.82
4.750 - 4.999	76	16,927,300.98	1.86	359	41.72	7.611	731	85.01
5.000 - 5.249	91	18,993,540.03	2.09	359	43.51	7.894	692	83.69
5.250 - 5.499	274	61,109,791.90	6.72	358	43.15	7.387	668	82.85
5.500 - 5.749	339	67,672,639.66	7.44	359	41.97	7.778	648	82.86
5.750 - 5.999	417	84,022,492.90	9.24	359	41.85	8.102	631	82.90
6.000 - 6.249	1,023	177,446,006.42	19.52	358	42.06	8.382	606	79.64
6.250 - 6.499	1,055	169,108,965.01	18.60	357	41.99	8.714	571	78.25
6.500 - 6.749	788	121,112,117.59	13.32	358	42.13	9.266	547	74.85
6.750 - 6.999	920	132,257,825.60	14.55	358	41.17	9.400	532	70.94
Total:	5,304	909,190,452.77	100.00	358	41.90	8.532	599	78.40

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
August 2007	3	425,019.27	0.05	353	46.23	9.633	563	81.00
September 2007	7	805,119.43	0.09	354	42.70	8.477	567	75.83
October 2007	23	3,821,882.33	0.42	355	40.51	8.531	595	82.86
November 2007	4	344,980.37	0.04	356	45.35	8.269	582	76.10
December 2007	88	13,185,559.07	1.45	357	39.46	9.195	578	81.99
January 2008	221	37,817,102.84	4.16	358	42.87	9.028	577	82.99
February 2008	2,039	363,960,793.28	40.03	358	42.59	8.662	595	77.60
March 2008	1,012	176,888,375.50	19.46	359	42.07	8.807	590	78.19
August 2008	1	73,757.93	0.01	353	49.00	8.990	530	65.00
September 2008	3	448,609.20	0.05	354	42.27	7.084	620	78.08
October 2008	9	1,465,751.90	0.16	355	40.66	7.866	613	88.53
November 2008	5	883,973.76	0.10	356	37.77	7.608	617	81.26
December 2008	40	5,963,112.22	0.66	357	37.74	8.279	595	83.58
January 2009	74	10,270,667.25	1.13	358	41.67	8.839	592	82.39
February 2009	1,128	186,752,819.83	20.54	358	41.42	8.143	610	78.42
March 2009	587	92,336,634.00	10.16	358	40.65	8.199	601	78.23
January 2011	2	127,150.88	0.01	358	34.00	7.250	711	85.00
February 2011	41	9,334,385.71	1.03	359	40.71	7.150	727	80.71
March 2011	17	4,284,758.00	0.47	360	34.79	7.022	732	77.54
Total:	5,304	909,190,452.77	100.00	358	41.90	8.532	599	78.40

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE TOTAL COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2.000	5,244	895,444,158.18	98.49	358	41.95	8.554	597	78.38
6.000	60	13,746,294.59	1.51	359	38.80	7.111	729	79.76
Total:	5,304	909,190,452.77	100.00	358	41.90	8.532	599	78.40

1 Original LTV if first lien, combined LTV if second lien

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
1.000	5,304	909,190,452.77	100.00	358	41.90	8.532	599	78.40
Total:	5,304	909,190,452.77	100.00	358	41.90	8.532	599	78.40

1 Original LTV if first lien, combined LTV if second lien

Insured AVM
INSURED AVM	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Non-Insured AVM	4,442	754,858,438.12	75.49	357	42.13	8.656	596	79.12
Insured AVM	1,491	245,141,703.25	24.51	356	40.93	8.020	628	76.12
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

Historical Delinquency of the Mortgage Loans
30 Days Delinquent (times)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
0x30	5,912	997,245,531.80	99.72	357	41.84	8.499	604	78.39
1x30	21	2,754,609.57	0.28	355	40.32	8.840	563	77.25
Total:	5,933	1,000,000,141.37	100.00	357	41.84	8.500	604	78.39

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income, FICO and OLTV, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans:	4,290

Aggregate Current Principal Balance:	$674,991,766.74
Average Current Principal Balance:	$157,340.74		$59,386.60 - $611,572.39

Aggregate Original Principal Balance:	$675,317,468.00
Average Original Principal Balance:	$157,416.66		$60,000.00 - $612,000.00

Fully Amortizing Mortgage Loans:	100.00%

1st Lien:	100.00%

Wtd. Avg. Mortgage Rate:	8.458%		6.000% - 14.250%

Wtd. Avg. Original Term to Maturity (months):	357		120 - 360
Wtd. Avg. Remaining Term to Maturity (months):	356		118 - 360

Wtd. Avg. Margin (ARM Loans Only):	5.929%		2.750% - 6.750%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):	14.494%		12.125% - 20.250%

Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):	8.494%		6.125% - 14.250%

Wtd. Avg. Original LTV:	77.99%		6.43% - 95.00%

Wtd. Avg. Borrower FICO:	602		500 - 808

Geographic Distribution (Top 5):	FL	12.59%
	CA	9.49%
	NJ	8.14%
	MD	6.23%
	NY	5.87%

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2 YR/6MO LIB	2,222	348,655,879.09	51.65	358	42.36	8.798	581	76.98
2 YR/6MO LIB - 5YR IO	216	49,335,160.93	7.31	359	42.10	7.913	650	83.47
3 YR/6MO LIB	1,196	170,518,995.79	25.26	357	40.87	8.356	589	77.67
3 YR/6MO LIB - 5YR IO	179	38,327,002.50	5.68	359	40.98	7.406	667	81.70
5 YR/6MO LIB	13	2,388,125.30	0.35	359	42.67	6.989	727	82.98
5 YR/6MO LIB - 5YR IO	30	6,196,192.00	0.92	359	40.31	7.144	730	81.56
FIXED RATE	359	44,470,965.77	6.59	330	40.60	8.274	646	76.08
FIXED RATE - 5YR IO	75	15,099,445.36	2.24	359	40.11	7.532	682	81.02
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	MORTGAGE RATES (%)*	FICO*	OLTV[1] (%)*
50,000.01 - 100,000.00	1,198	94,123,754.00	13.94	349	39.44	9.317	586	74.21
100,000.01 - 150,000.00	1,244	154,076,715.00	22.82	356	40.36	8.705	594	77.77
150,000.01 - 200,000.00	802	139,190,136.00	20.61	358	42.17	8.351	598	77.79
200,000.01 - 250,000.00	454	101,148,518.00	14.98	357	42.87	8.179	610	79.25
250,000.01 - 300,000.00	281	77,088,802.00	11.42	357	42.55	8.018	612	78.79
300,000.01 - 350,000.00	181	58,399,755.00	8.65	357	44.04	7.945	618	79.52
350,000.01 - 400,000.00	94	35,158,575.00	5.21	359	42.15	8.288	605	79.66
400,000.01 - 450,000.00	23	9,450,366.00	1.40	359	44.24	8.290	624	85.54
450,000.01 - 500,000.00	6	2,791,647.00	0.41	359	39.54	7.536	641	78.72
500,000.01 - 550,000.00	4	2,106,000.00	0.31	359	42.57	8.012	671	82.17
550,000.01 - 600,000.00	1	561,200.00	0.08	360	27.00	8.600	618	80.17
600,000.01 - 650,000.00	2	1,222,000.00	0.18	359	48.50	7.750	643	73.54
Total:	4,290	675,317,468.00	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
50,000.01 - 100,000.00	1,198	94,067,082.33	13.94	349	39.44	9.317	586	74.21
100,000.01 - 150,000.00	1,246	154,300,002.29	22.86	356	40.37	8.705	594	77.80
150,000.01 - 200,000.00	800	138,822,034.43	20.57	358	42.16	8.350	598	77.77
200,000.01 - 250,000.00	454	101,102,157.51	14.98	357	42.87	8.179	610	79.25
250,000.01 - 300,000.00	281	77,055,329.92	11.42	357	42.55	8.018	612	78.79
300,000.01 - 350,000.00	181	58,376,930.29	8.65	357	44.04	7.945	618	79.52
350,000.01 - 400,000.00	94	35,140,668.27	5.21	359	42.15	8.288	605	79.66
400,000.01 - 450,000.00	23	9,448,539.39	1.40	359	44.24	8.290	624	85.54
450,000.01 - 500,000.00	6	2,790,639.55	0.41	359	39.54	7.536	641	78.72
500,000.01 - 550,000.00	4	2,105,610.37	0.31	359	42.57	8.013	671	82.17
550,000.01 - 600,000.00	1	561,200.00	0.08	360	27.00	8.600	618	80.17
600,000.01 - 650,000.00	2	1,221,572.39	0.18	359	48.50	7.750	643	73.54
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
61 - 120	3	239,051.00	0.04	119	39.70	8.757	626	79.18
121 - 180	82	8,219,034.15	1.22	179	37.65	8.546	617	73.71
181 - 240	33	4,020,703.90	0.60	239	40.96	8.421	615	77.07
241 - 300	7	995,350.69	0.15	300	43.63	8.327	623	82.87
301 - 360	4,165	661,517,627.00	98.00	359	41.75	8.457	601	78.04
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
6.000 - 6.499	25	5,755,523.81	0.85	359	41.28	6.299	687	72.40
6.500 - 6.999	256	53,223,888.09	7.89	357	40.17	6.869	679	77.62
7.000 - 7.499	375	72,747,493.70	10.78	355	40.45	7.270	647	78.24
7.500 - 7.999	829	151,783,021.85	22.49	356	42.18	7.774	617	78.97
8.000 - 8.499	468	80,233,371.69	11.89	355	42.48	8.265	595	77.54
8.500 - 8.999	893	133,667,765.58	19.80	357	41.98	8.764	578	78.76
9.000 - 9.499	341	48,786,422.04	7.23	356	42.62	9.265	570	77.77
9.500 - 9.999	588	73,892,788.47	10.95	356	41.49	9.750	567	77.71
10.000 - 10.499	166	20,587,908.93	3.05	355	42.66	10.259	558	77.16
10.500 - 10.999	208	20,471,170.81	3.03	356	39.62	10.726	551	73.62
11.000 - 11.499	63	6,271,096.21	0.93	352	40.23	11.225	568	73.82
11.500 - 11.999	58	5,204,495.31	0.77	355	42.00	11.693	545	74.99
12.000 - 12.499	15	1,939,397.03	0.29	359	43.40	12.255	542	75.57
12.500 - 12.999	3	284,400.00	0.04	360	41.72	12.571	545	84.88
13.500 - 13.999	1	79,034.22	0.01	359	43.00	13.600	663	85.00
14.000 - 14.499	1	63,989.00	0.01	359	48.00	14.250	540	80.00
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Original Loan-to-Value Ratios (1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[2] (%)
0.01 - 25.00	27	2,455,657.55	0.36	359	38.64	9.104	601	19.02
25.01 - 30.00	21	2,663,725.00	0.39	355	38.20	8.490	614	28.32
30.01 - 35.00	28	3,358,291.15	0.50	346	43.71	9.017	569	32.87
35.01 - 40.00	54	6,593,292.93	0.98	351	43.27	8.424	599	37.49
40.01 - 45.00	52	6,749,134.94	1.00	352	38.71	8.559	580	42.75
45.01 - 50.00	82	11,745,320.22	1.74	355	41.10	8.439	595	47.74
50.01 - 55.00	92	12,989,948.67	1.92	356	42.17	8.620	583	52.72
55.01 - 60.00	172	25,639,160.32	3.80	354	40.33	8.271	582	57.91
60.01 - 65.00	205	31,865,981.30	4.72	356	41.40	8.402	583	62.96
65.01 - 70.00	322	50,672,001.77	7.51	355	41.37	8.385	582	68.10
70.01 - 75.00	470	73,071,429.00	10.83	357	42.24	8.676	578	73.50
75.01 - 80.00	881	129,968,877.87	19.25	356	41.40	8.577	589	78.98
80.01 - 85.00	561	92,046,902.14	13.64	358	41.70	8.412	604	83.90
85.01 - 90.00	1,137	188,672,480.25	27.95	356	41.99	8.446	621	89.44
90.01 - 95.00	186	36,499,563.63	5.41	358	42.47	7.900	661	94.58
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
500 - 519	421	58,002,872.76	8.59	358	41.37	9.376	510	70.79
520 - 539	426	61,301,757.53	9.08	357	42.00	9.292	529	74.07
540 - 559	495	70,578,762.81	10.46	356	42.57	8.943	551	75.08
560 - 579	521	78,090,913.57	11.57	356	41.86	8.878	569	76.85
580 - 599	470	70,006,497.18	10.37	357	41.64	8.609	589	77.53
600 - 619	474	75,239,723.10	11.15	357	41.54	8.370	610	79.07
620 - 639	471	81,724,897.86	12.11	355	41.84	8.117	629	80.93
640 - 659	389	68,585,317.13	10.16	356	41.35	7.886	649	81.61
660 - 679	277	50,825,312.85	7.53	354	41.87	7.537	668	81.72
680 - 699	80	14,543,547.95	2.15	350	42.14	7.765	690	84.65
700 - 719	101	17,674,979.07	2.62	353	40.93	7.418	710	82.43
720 - 739	78	14,297,073.90	2.12	356	40.94	7.271	728	81.51
740 - 759	48	7,223,563.26	1.07	359	37.59	7.352	749	79.94
760 - 779	25	4,915,017.86	0.73	359	42.87	7.437	767	78.29
780 - 799	12	1,785,579.91	0.26	359	37.74	6.896	785	67.80
800 - 819	2	195,950.00	0.03	360	32.46	7.570	806	88.51
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
<= 20.00	131	16,514,615.31	2.45	355	15.86	8.521	606	73.75
20.01 - 25.00	194	24,949,733.71	3.70	352	23.18	8.432	601	75.54
25.01 - 30.00	310	42,856,579.06	6.35	355	28.22	8.467	601	77.30
30.01 - 35.00	454	67,283,787.83	9.97	354	33.12	8.443	602	77.40
35.01 - 40.00	624	97,229,536.12	14.40	356	38.01	8.389	604	77.99
40.01 - 45.00	857	140,147,598.45	20.76	356	43.15	8.404	603	78.96
45.01 - 50.00	1,372	228,541,083.75	33.86	357	48.33	8.509	603	79.83
50.01 - 55.00	348	57,468,832.51	8.51	357	53.65	8.508	587	71.81
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Florida	545	85,011,147.00	12.59	357	42.08	8.206	587	76.11
California	277	64,068,878.34	9.49	357	42.01	7.750	612	70.92
New Jersey	250	54,955,088.45	8.14	358	43.66	8.640	616	75.28
Maryland	246	42,056,667.55	6.23	359	41.56	8.291	599	76.47
New York	176	39,610,513.51	5.87	357	43.40	8.880	598	72.37
Pennsylvania	285	37,325,829.27	5.53	355	41.09	8.337	594	80.94
Michigan	273	35,135,047.71	5.21	354	40.37	8.493	603	84.15
Arizona	156	27,662,367.17	4.10	359	40.66	7.821	611	79.12
Texas	221	22,138,785.07	3.28	348	42.62	9.454	582	77.32
Georgia	154	21,419,577.39	3.17	357	38.83	9.359	599	82.31
Ohio	173	21,211,232.11	3.14	350	40.22	8.242	618	83.98
Illinois	132	20,666,842.67	3.06	357	42.54	8.878	608	80.70
Indiana	125	15,199,885.94	2.25	353	39.05	8.824	620	85.28
Wisconsin	103	14,604,820.42	2.16	356	43.09	9.057	594	81.68
Massachusetts	77	13,813,049.84	2.05	359	43.68	8.949	608	68.26
Washington	60	11,761,736.77	1.74	359	43.33	7.973	614	81.61
Connecticut	56	10,924,130.51	1.62	359	41.82	8.232	595	76.11
Nevada	49	10,395,048.26	1.54	359	41.19	7.647	622	80.01
New Hampshire	50	9,967,887.85	1.48	359	41.79	7.884	602	78.46
Tennessee	82	9,784,324.00	1.45	353	42.25	8.681	593	82.53
Alabama	84	9,590,916.27	1.42	355	40.74	8.901	597	83.15
Hawaii	28	8,206,508.33	1.22	356	42.48	7.737	607	70.34
North Carolina	63	7,847,940.81	1.16	350	40.72	9.384	603	84.42
Missouri	58	6,549,466.00	0.97	347	39.31	8.466	600	82.61
Minnesota	40	6,494,464.68	0.96	359	40.02	8.423	604	81.04
Maine	44	5,903,276.53	0.87	359	41.69	8.927	579	78.37
Oklahoma	55	5,438,643.57	0.81	357	42.04	8.776	590	82.81
Kentucky	47	5,230,262.54	0.77	354	42.44	8.553	607	83.85
Louisiana	41	4,920,144.39	0.73	356	38.85	8.862	593	80.96
Oregon	30	4,804,671.16	0.71	359	40.99	8.387	590	79.77
Colorado	25	4,771,202.23	0.71	359	41.17	8.235	625	85.36
Delaware	26	4,610,739.02	0.68	355	39.43	8.153	578	81.45
South Carolina	36	4,394,175.97	0.65	350	41.37	9.573	577	83.07
Rhode Island	22	4,210,848.62	0.62	351	43.72	7.959	588	72.55
Mississippi	43	4,130,980.36	0.61	345	39.44	8.876	587	83.21
Arkansas	36	3,517,124.91	0.52	346	39.17	9.366	597	79.26
Kansas	23	2,915,867.51	0.43	355	42.06	8.796	631	87.99
Iowa	20	2,474,052.55	0.37	354	40.92	8.347	636	87.45
New Mexico	16	2,095,184.08	0.31	350	41.50	9.158	588	79.86
Wyoming	13	1,728,846.57	0.26	359	39.92	9.250	598	82.26
Idaho	12	1,610,456.00	0.24	359	38.78	8.644	574	83.71
Utah	12	1,600,682.05	0.24	359	39.02	8.113	607	79.41
Alaska	6	1,223,698.67	0.18	359	37.00	8.316	599	79.65
Washington DC	6	1,059,648.81	0.16	359	42.73	8.374	565	61.92
Montana	6	995,570.70	0.15	359	37.90	9.247	565	74.42
South Dakota	5	565,798.97	0.08	359	41.84	9.087	552	84.25
Vermont	2	277,127.61	0.04	359	43.28	8.990	595	71.21
North Dakota	1	110,608.00	0.02	360	32.00	8.500	658	90.00
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Owner Occupied	4,082	648,278,152.78	96.04	356	41.71	8.443	601	78.02
Non-Owner Occupied	190	23,879,474.47	3.54	351	41.49	8.923	623	77.95
Second Home	18	2,834,139.49	0.42	359	40.67	8.051	666	71.93
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Full Documentation	3,091	480,315,574.60	71.16	356	41.75	8.327	602	78.97
Limited Documentation	677	104,672,533.68	15.51	355	40.74	8.652	597	78.17
Stated Documentation	522	90,003,658.46	13.33	358	42.59	8.934	605	72.52
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	4,129	652,202,420.40	96.62	356	41.72	8.460	601	77.81
Refinance-Debt Consolidation No Cash Out***	130	17,034,592.40	2.52	355	40.57	8.533	619	82.68
Purchase	31	5,754,753.94	0.85	359	42.46	7.978	641	83.90
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

[1] Original LTV if first lien, combined LTV if second lien
** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the         related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE GROUP I COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
8A	211	36,595,053.54	5.42	356	39.86	7.286	737	80.26
7A	123	22,252,852.28	3.30	352	42.61	7.593	695	84.11
6A	243	45,721,621.54	6.77	353	41.75	7.430	668	82.01
5A	321	57,262,185.14	8.48	356	40.98	7.783	649	82.21
4A	369	66,871,484.22	9.91	357	42.02	8.030	631	82.42
3A	353	57,973,624.30	8.59	357	42.28	8.160	616	79.94
2A	473	70,432,425.08	10.43	357	41.96	8.472	603	78.82
A	827	126,000,650.70	18.67	355	41.91	8.701	573	77.78
B	607	86,573,845.87	12.83	356	42.05	9.221	548	74.13
C	589	81,892,882.00	12.13	358	41.71	9.373	534	72.39
D	174	23,415,142.07	3.47	358	39.87	9.358	521	65.49
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Single Family Detached	3,748	576,712,976.87	85.44	356	41.46	8.463	600	78.14
PUD Detached	176	34,392,009.76	5.10	356	43.08	8.320	594	78.40
Two-to Four-Family	138	29,395,134.79	4.35	359	44.37	8.696	625	74.37
Condominium	159	25,344,301.72	3.75	358	42.78	8.215	622	77.60
Single Family Attached	60	7,451,670.80	1.10	356	41.48	8.764	573	78.78
PUD Attached	9	1,695,672.80	0.25	360	35.93	7.746	648	83.60
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	1,733	283,368,302.73	41.98	357	42.22	8.882	602	76.55
12	36	7,614,006.44	1.13	348	43.68	7.922	623	72.90
24	2	474,128.42	0.07	358	47.48	8.990	548	84.33
30	12	2,678,376.95	0.40	337	41.06	8.255	622	83.03
36	2,507	380,856,952.20	56.42	356	41.28	8.154	601	79.12
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

Conforming Balance
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Conforming	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
12.000 - 12.499	16	3,974,128.37	0.65	359	42.21	6.334	662	72.22
12.500 - 12.999	210	45,270,304.26	7.36	359	40.29	6.865	672	78.34
13.000 - 13.499	302	60,363,033.83	9.81	358	41.04	7.270	639	78.34
13.500 - 13.999	746	139,886,017.52	22.73	358	42.26	7.773	613	78.85
14.000 - 14.499	406	70,670,533.69	11.48	358	42.49	8.264	589	76.88
14.500 - 14.999	845	127,969,666.51	20.79	358	41.91	8.764	576	78.71
15.000 - 15.499	324	46,765,921.28	7.60	358	42.72	9.267	568	77.83
15.500 - 15.999	548	70,150,697.21	11.40	358	41.66	9.750	566	78.23
16.000 - 16.499	152	19,439,898.32	3.16	357	42.55	10.261	559	77.44
16.500 - 16.999	183	18,364,047.60	2.98	359	39.33	10.722	552	74.14
17.000 - 17.499	54	5,551,860.83	0.90	357	40.62	11.230	570	73.84
17.500 - 17.999	51	4,724,925.94	0.77	357	41.66	11.702	544	75.38
18.000 - 18.499	14	1,862,897.03	0.30	359	43.17	12.251	542	75.18
18.500 - 18.999	3	284,400.00	0.05	360	41.72	12.571	545	84.88
19.500 - 19.999	1	79,034.22	0.01	359	43.00	13.600	663	85.00
20.000 - 20.499	1	63,989.00	0.01	359	48.00	14.250	540	80.00
Total:	3,856	615,421,355.61	100.00	358	41.82	8.494	596	78.05

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
6.000 - 6.499	16	3,974,128.37	0.65	359	42.21	6.334	662	72.22
6.500 - 6.999	210	45,270,304.26	7.36	359	40.29	6.865	672	78.34
7.000 - 7.499	302	60,363,033.83	9.81	358	41.04	7.270	639	78.34
7.500 - 7.999	746	139,886,017.52	22.73	358	42.26	7.773	613	78.85
8.000 - 8.499	406	70,670,533.69	11.48	358	42.49	8.264	589	76.88
8.500 - 8.999	845	127,969,666.51	20.79	358	41.91	8.764	576	78.71
9.000 - 9.499	324	46,765,921.28	7.60	358	42.72	9.267	568	77.83
9.500 - 9.999	548	70,150,697.21	11.40	358	41.66	9.750	566	78.23
10.000 - 10.499	152	19,439,898.32	3.16	357	42.55	10.261	559	77.44
10.500 - 10.999	183	18,364,047.60	2.98	359	39.33	10.722	552	74.14
11.000 - 11.499	54	5,551,860.83	0.90	357	40.62	11.230	570	73.84
11.500 - 11.999	51	4,724,925.94	0.77	357	41.66	11.702	544	75.38
12.000 - 12.499	14	1,862,897.03	0.30	359	43.17	12.251	542	75.18
12.500 - 12.999	3	284,400.00	0.05	360	41.72	12.571	545	84.88
13.500 - 13.999	1	79,034.22	0.01	359	43.00	13.600	663	85.00
14.000 - 14.499	1	63,989.00	0.01	359	48.00	14.250	540	80.00
Total:	3,856	615,421,355.61	100.00	358	41.82	8.494	596	78.05

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2.750 - 2.999	99	18,568,518.52	3.02	359	39.16	7.220	725	79.83
3.000 - 3.249	1	312,000.00	0.05	354	49.00	6.250	632	74.86
4.250 - 4.499	119	18,619,144.98	3.03	357	43.24	9.016	598	80.53
4.750 - 4.999	51	9,895,734.48	1.61	359	40.73	7.617	723	85.39
5.000 - 5.249	65	12,416,202.75	2.02	358	43.05	7.743	693	85.86
5.250 - 5.499	190	37,219,417.70	6.05	358	42.31	7.411	668	82.63
5.500 - 5.749	252	46,582,290.70	7.57	359	41.79	7.738	647	82.44
5.750 - 5.999	314	57,907,098.77	9.41	358	42.01	8.010	630	82.56
6.000 - 6.249	775	122,073,823.88	19.84	358	42.00	8.315	608	79.19
6.250 - 6.499	752	114,994,408.45	18.69	356	41.94	8.677	571	77.75
6.500 - 6.749	571	84,062,422.54	13.66	358	41.98	9.186	547	74.42
6.750 - 6.999	667	92,770,292.84	15.07	358	41.17	9.344	530	70.68
Total:	3,856	615,421,355.61	100.00	358	41.82	8.494	596	78.05

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
August 2007	2	243,073.97	0.04	353	42.66	9.208	581	78.09
September 2007	6	712,175.35	0.12	354	43.97	8.493	569	75.99
October 2007	17	2,724,818.18	0.44	355	40.40	8.227	585	80.73
November 2007	2	194,786.30	0.03	356	46.24	8.183	511	69.33
December 2007	64	8,301,507.48	1.35	357	41.15	9.112	573	82.04
January 2008	160	23,938,095.26	3.89	358	42.65	8.944	571	82.34
February 2008	1,461	242,496,986.98	39.40	358	42.46	8.630	593	77.01
March 2008	726	119,379,596.50	19.40	358	42.10	8.737	589	78.09
September 2008	3	448,609.20	0.07	354	42.27	7.084	620	78.08
October 2008	8	996,751.90	0.16	355	43.32	8.532	597	88.16
November 2008	4	819,579.94	0.13	356	36.97	7.388	621	81.76
December 2008	36	5,230,469.73	0.85	357	40.11	8.250	597	82.96
January 2009	63	7,728,905.18	1.26	358	41.72	8.814	588	82.27
February 2009	835	128,782,946.34	20.93	357	41.24	8.141	607	78.23
March 2009	426	64,838,736.00	10.54	358	40.16	8.192	598	77.74
January 2011	1	63,565.36	0.01	358	33.00	7.250	711	85.00
February 2011	28	5,718,409.94	0.93	359	42.96	7.174	730	83.04
March 2011	14	2,802,342.00	0.46	360	37.09	6.948	729	79.68
Total:	3,856	615,421,355.61	100.00	358	41.82	8.494	596	78.05

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP I COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2.000	3,813	606,837,038.31	98.61	358	41.83	8.514	595	78.00
6.000	43	8,584,317.30	1.39	359	40.97	7.101	729	81.96
Total:	3,856	615,421,355.61	100.00	358	41.82	8.494	596	78.05

1 Original LTV if first lien, combined LTV if second lien

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
1.000	3,856	615,421,355.61	100.00	358	41.82	8.494	596	78.05
Total:	3,856	615,421,355.61	100.00	358	41.82	8.494	596	78.05

1 Original LTV if first lien, combined LTV if second lien

Insured AVM
INSURED AVM	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Non-Insured AVM	3,133	489,033,602.87	72.45	356	42.06	8.639	592	78.76
Insured AVM	1,157	185,958,163.87	27.55	355	40.75	7.983	627	75.96
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

Historical Delinquency of the Mortgage Loans
30 Days Delinquent (times)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
0x30	4,276	673,007,305.84	99.71	356	41.71	8.457	602	77.99
1x30	14	1,984,460.90	0.29	355	40.29	8.835	553	76.22
Total:	4,290	674,991,766.74	100.00	356	41.70	8.458	602	77.99

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income, FICO and OLTV, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans:	1,643

Aggregate Current Principal Balance:	$325,008,374.63
Average Current Principal Balance:	$197,813.98		$59,956.90 - $1,000,000.00

Aggregate Original Principal Balance:	$325,148,432.99
Average Original Principal Balance:	$197,899.23		$60,000.00 - $1,000,000.00

Fully Amortizing Mortgage Loans:	100.00%

1st Lien:	99.08%

Wtd. Avg. Mortgage Rate:	8.587%		6.200% - 13.990%

Wtd. Avg. Original Term to Maturity (months):	358		120 - 360
Wtd. Avg. Remaining Term to Maturity (months):	357		119 - 360

Wtd. Avg. Margin (ARM Loans Only):	5.832%		2.125% - 6.750%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):	14.612%		12.200% - 18.950%

Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):	8.612%		6.200% - 12.950%

Wtd. Avg. Original LTV:	79.22%		10.90% - 100.00%

Wtd. Avg. Borrower FICO:	608		500 - 808

Geographic Distribution (Top 5):	CA	14.73%
	FL	11.24%
	NJ	10.59%
	NY	9.26%
	MD	5.25%

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2 YR/6MO LIB	867	164,535,879.07	50.63	359	42.48	9.016	582	78.36
2 YR/6MO LIB - 5YR IO	92	34,721,913.00	10.68	359	42.45	8.013	661	82.98
3 YR/6MO LIB	413	70,046,369.80	21.55	359	41.65	8.398	593	78.47
3 YR/6MO LIB - 5YR IO	59	19,302,958.00	5.94	359	41.41	7.413	682	81.99
5 YR/6MO LIB	6	859,947.29	0.26	359	36.12	7.199	709	66.27
5 YR/6MO LIB - 5YR IO	11	4,302,030.00	1.32	359	35.02	7.115	731	78.07
FIXED RATE	170	24,896,134.47	7.66	343	42.44	8.476	647	79.50
FIXED RATE - 5YR IO	25	6,343,143.00	1.95	359	43.03	7.895	680	82.08
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	MORTGAGE RATES (%)*	FICO*	OLTV[1] (%)*
50,000.01 - 100,000.00	419	33,141,022.00	10.19	352	38.88	9.481	590	76.44
100,000.01 - 150,000.00	435	54,012,065.49	16.61	357	40.57	8.910	586	77.59
150,000.01 - 200,000.00	276	48,239,362.50	14.84	358	42.86	8.627	595	77.88
200,000.01 - 250,000.00	153	34,143,173.00	10.50	358	42.40	8.689	596	78.35
250,000.01 - 300,000.00	82	22,310,344.00	6.86	359	42.56	8.292	612	80.56
300,000.01 - 350,000.00	40	13,053,006.00	4.01	359	41.26	8.582	607	79.78
350,000.01 - 400,000.00	31	11,607,370.00	3.57	359	43.26	7.993	626	84.18
400,000.01 - 450,000.00	63	27,180,758.00	8.36	359	43.79	8.428	619	80.00
450,000.01 - 500,000.00	60	28,671,620.00	8.82	355	42.97	8.061	623	81.52
500,000.01 - 550,000.00	28	14,809,450.00	4.55	359	45.09	8.008	651	80.00
550,000.01 - 600,000.00	19	10,861,004.00	3.34	359	45.83	8.548	625	76.39
600,000.01 - 650,000.00	9	5,649,950.00	1.74	359	38.54	7.942	638	84.75
650,000.01 - 700,000.00	5	3,381,200.00	1.04	359	46.48	7.530	640	82.39
700,000.01 - 750,000.00	9	6,490,099.00	2.00	358	43.61	8.588	629	84.95
750,000.01 - 800,000.00	6	4,656,250.00	1.43	359	45.87	8.610	635	81.48
800,000.01 - 850,000.00	5	4,129,259.00	1.27	359	38.11	7.689	675	80.93
850,000.01 - 900,000.00	1	877,500.00	0.27	359	44.00	6.875	757	90.00
900,000.01 - 950,000.00	1	935,000.00	0.29	360	49.00	8.990	589	85.00
950,000.01 - 1,000,000.00	1	1,000,000.00	0.31	359	11.00	10.100	636	79.37
Total:	1,643	325,148,432.99	100.00	357	42.13	8.587	608	79.22

1Original LTV if first lien, combined LTV if second lien

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
50,000.01 - 100,000.00	419	33,121,832.95	10.19	352	38.88	9.481	590	76.44
100,000.01 - 150,000.00	435	53,986,577.54	16.61	357	40.57	8.910	586	77.59
150,000.01 - 200,000.00	276	48,216,684.34	14.84	358	42.86	8.627	595	77.88
200,000.01 - 250,000.00	153	34,128,541.68	10.50	358	42.40	8.689	596	78.35
250,000.01 - 300,000.00	82	22,301,482.60	6.86	359	42.56	8.292	612	80.56
300,000.01 - 350,000.00	40	13,047,678.13	4.01	359	41.26	8.582	607	79.78
350,000.01 - 400,000.00	31	11,602,434.18	3.57	359	43.26	7.993	626	84.18
400,000.01 - 450,000.00	63	27,170,163.50	8.36	359	43.79	8.428	619	80.00
450,000.01 - 500,000.00	60	28,660,738.24	8.82	355	42.97	8.061	623	81.52
500,000.01 - 550,000.00	28	14,804,948.85	4.56	359	45.09	8.008	651	80.00
550,000.01 - 600,000.00	19	10,856,850.79	3.34	359	45.83	8.549	625	76.39
600,000.01 - 650,000.00	9	5,647,589.34	1.74	359	38.54	7.942	638	84.74
650,000.01 - 700,000.00	5	3,380,733.03	1.04	359	46.48	7.530	640	82.39
700,000.01 - 750,000.00	9	6,487,842.82	2.00	358	43.61	8.588	629	84.95
750,000.01 - 800,000.00	6	4,654,903.34	1.43	359	45.87	8.610	635	81.48
800,000.01 - 850,000.00	5	4,127,610.52	1.27	359	38.11	7.689	675	80.93
850,000.01 - 900,000.00	1	876,762.78	0.27	359	44.00	6.875	757	90.00
900,000.01 - 950,000.00	1	935,000.00	0.29	360	49.00	8.990	589	85.00
950,000.01 - 1,000,000.00	1	1,000,000.00	0.31	359	11.00	10.100	636	79.37
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
61 - 120	2	142,839.55	0.04	119	30.53	8.582	624	67.83
121 - 180	13	1,281,438.03	0.39	179	34.16	8.778	605	73.95
181 - 240	13	2,070,252.52	0.64	239	44.59	9.207	618	80.80
241 - 300	4	400,071.35	0.12	298	42.79	9.005	608	74.15
301 - 360	1,611	321,113,773.18	98.80	359	42.15	8.582	608	79.24
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
6.000 - 6.499	8	2,837,622.73	0.87	352	43.31	6.343	679	75.95
6.500 - 6.999	88	27,617,714.68	8.50	358	41.29	6.847	692	78.03
7.000 - 7.499	127	32,651,562.62	10.05	358	42.80	7.255	654	79.63
7.500 - 7.999	276	66,252,241.79	20.38	358	42.27	7.782	624	80.49
8.000 - 8.499	153	31,809,436.56	9.79	358	42.68	8.277	602	78.56
8.500 - 8.999	332	61,330,406.90	18.87	356	41.86	8.785	584	78.97
9.000 - 9.499	134	23,871,411.96	7.34	359	42.47	9.270	576	79.14
9.500 - 9.999	266	42,941,959.47	13.21	356	42.73	9.785	577	78.97
10.000 - 10.499	98	13,796,953.36	4.25	356	39.22	10.266	569	79.09
10.500 - 10.999	87	10,416,426.36	3.20	358	40.46	10.733	565	80.38
11.000 - 11.499	26	3,022,007.43	0.93	354	41.00	11.236	573	75.86
11.500 - 11.999	33	6,623,455.77	2.04	356	44.33	11.708	577	78.93
12.000 - 12.499	10	967,719.19	0.30	359	38.06	12.171	524	68.42
12.500 - 12.999	4	795,655.81	0.24	359	45.31	12.626	555	84.02
13.500 - 13.999	1	73,800.00	0.02	360	50.00	13.990	557	90.00
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Original Loan-to-Value Ratios (1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[2] (%)
0.01 - 25.00	16	1,926,316.36	0.59	359	42.81	9.020	628	16.89
25.01 - 30.00	4	411,906.51	0.13	359	41.02	8.660	598	28.79
30.01 - 35.00	7	699,679.63	0.22	360	41.36	10.796	553	32.67
35.01 - 40.00	20	2,537,104.83	0.78	360	39.61	8.527	583	37.78
40.01 - 45.00	20	3,235,905.80	1.00	359	41.42	8.311	591	43.07
45.01 - 50.00	26	4,361,853.33	1.34	359	40.71	8.401	600	47.34
50.01 - 55.00	26	4,275,432.60	1.32	359	41.25	8.336	609	52.97
55.01 - 60.00	48	7,521,921.36	2.31	357	43.32	8.410	569	57.81
60.01 - 65.00	66	11,446,011.81	3.52	355	40.45	8.305	609	63.01
65.01 - 70.00	107	21,928,797.22	6.75	355	40.87	8.398	591	68.36
70.01 - 75.00	192	34,563,376.65	10.63	355	41.77	8.875	569	73.55
75.01 - 80.00	372	69,902,884.50	21.51	358	42.21	8.723	599	79.13
80.01 - 85.00	231	54,631,981.01	16.81	358	42.51	8.648	610	83.90
85.01 - 90.00	415	93,968,597.21	28.91	358	42.60	8.439	626	89.37
90.01 - 95.00	58	10,612,072.49	3.27	357	41.92	8.175	674	94.48
95.01 - 100.00	35	2,984,533.32	0.92	359	41.76	10.211	667	100.00
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
500 - 519	141	21,993,808.53	6.77	357	42.17	9.565	510	71.43
520 - 539	168	27,163,892.55	8.36	358	41.40	9.499	529	74.63
540 - 559	194	31,905,145.31	9.82	358	42.39	9.160	551	77.13
560 - 579	235	38,738,337.23	11.92	356	41.79	8.996	569	76.81
580 - 599	181	37,603,402.20	11.57	359	41.85	8.843	589	80.27
600 - 619	162	32,968,804.27	10.14	358	42.10	8.507	609	80.46
620 - 639	169	37,720,497.68	11.61	357	40.89	8.506	629	81.80
640 - 659	126	29,402,079.02	9.05	356	42.57	7.987	650	83.77
660 - 679	116	29,985,987.92	9.23	358	43.83	7.439	668	82.60
680 - 699	50	9,813,458.36	3.02	359	43.76	8.113	688	81.16
700 - 719	32	8,842,468.13	2.72	359	42.28	7.904	711	77.21
720 - 739	31	8,266,874.66	2.54	359	44.31	7.472	729	83.98
740 - 759	18	5,283,596.00	1.63	359	38.54	7.498	751	80.99
760 - 779	11	3,094,389.84	0.95	352	42.38	7.502	771	80.82
780 - 799	6	1,131,156.95	0.35	359	39.16	7.516	787	69.28
800 - 819	3	1,094,475.98	0.34	342	44.75	6.814	806	78.55
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
<= 20.00	61	10,159,618.78	3.13	353	14.86	8.831	597	77.78
20.01 - 25.00	74	11,521,445.80	3.54	359	23.38	8.563	611	79.06
25.01 - 30.00	107	17,027,957.59	5.24	356	28.07	8.682	604	77.70
30.01 - 35.00	184	32,779,417.51	10.09	357	33.40	8.559	601	77.62
35.01 - 40.00	200	40,105,133.73	12.34	357	38.20	8.469	604	78.15
40.01 - 45.00	313	59,459,587.79	18.29	359	43.20	8.538	618	80.20
45.01 - 50.00	565	125,665,479.94	38.67	358	48.39	8.612	611	81.09
50.01 - 55.00	139	28,289,733.49	8.70	357	53.58	8.650	592	73.71
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
California	134	47,863,987.45	14.73	358	43.30	7.976	623	77.23
Florida	200	36,523,286.76	11.24	359	41.98	8.164	605	75.99
New Jersey	127	34,428,565.02	10.59	359	42.80	8.716	620	79.74
New York	105	30,100,319.73	9.26	359	42.24	8.600	627	77.58
Maryland	72	17,059,580.27	5.25	359	43.43	8.401	596	76.63
Arizona	61	11,867,993.38	3.65	356	42.71	8.435	595	78.29
Michigan	83	11,276,577.95	3.47	358	40.80	8.840	596	82.59
Pennsylvania	76	10,636,666.06	3.27	356	40.70	8.362	582	79.84
Illinois	68	10,558,698.23	3.25	359	41.51	9.135	598	78.78
Georgia	65	9,304,159.70	2.86	358	41.85	9.515	599	83.92
Massachusetts	31	9,089,156.34	2.80	359	41.26	9.341	602	77.73
Texas	78	8,138,080.24	2.50	350	41.63	9.268	587	79.10
Connecticut	28	7,340,005.53	2.26	359	42.88	8.432	628	77.48
Ohio	45	6,321,517.08	1.95	352	39.29	8.814	604	83.09
Indiana	44	5,654,831.21	1.74	357	37.85	9.392	586	85.32
Tennessee	39	5,338,188.49	1.64	347	41.81	9.174	615	80.76
Washington	19	4,982,216.73	1.53	359	43.29	8.024	621	82.20
Nevada	16	4,660,426.53	1.43	359	38.86	8.209	611	78.98
Wisconsin	32	4,558,096.73	1.40	355	43.63	9.625	578	81.62
North Carolina	26	4,024,411.42	1.24	353	42.59	9.269	591	84.22
Minnesota	17	3,634,015.44	1.12	359	41.52	8.378	620	85.96
Missouri	26	3,353,658.36	1.03	350	40.99	8.417	628	85.21
Oregon	12	2,939,290.44	0.90	359	43.56	8.843	589	82.23
Utah	14	2,938,551.99	0.90	359	46.95	8.661	586	82.96
Colorado	10	2,707,217.80	0.83	350	35.25	8.157	614	86.32
South Carolina	20	2,706,928.38	0.83	359	40.13	9.460	589	81.22
Maine	16	2,635,031.96	0.81	359	42.80	8.907	575	74.80
Alabama	24	2,593,530.99	0.80	359	40.54	9.082	577	78.46
Hawaii	5	2,117,316.03	0.65	359	45.49	8.394	646	76.13
Arkansas	16	2,108,609.68	0.65	359	36.03	9.139	636	82.94
Kentucky	14	2,057,595.85	0.63	359	42.74	8.827	564	83.90
Oklahoma	19	2,038,765.80	0.63	359	42.67	9.288	591	86.01
Mississippi	17	1,671,763.06	0.51	350	45.62	9.228	591	83.19
Louisiana	12	1,602,193.18	0.49	349	43.53	8.622	576	79.36
Kansas	10	1,343,534.08	0.41	359	45.80	9.922	585	89.01
Iowa	13	1,274,357.61	0.39	326	41.62	8.734	629	83.68
Delaware	8	1,273,991.19	0.39	359	37.92	7.930	589	77.50
New Hampshire	7	1,068,718.56	0.33	359	45.71	8.325	571	76.24
Washington DC	3	950,189.71	0.29	359	44.36	7.740	593	82.79
Idaho	6	859,082.58	0.26	359	38.30	8.454	586	80.77
New Mexico	5	806,132.35	0.25	359	40.43	8.470	622	83.44
Wyoming	4	577,850.25	0.18	359	37.71	9.317	615	83.51
Rhode Island	4	514,516.83	0.16	359	41.14	7.987	581	62.06
Alaska	2	469,699.93	0.14	359	42.73	7.979	648	88.03
Vermont	3	396,468.08	0.12	359	39.58	8.751	657	90.09
Montana	4	329,208.20	0.10	359	33.80	8.965	574	76.02
North Dakota	2	198,463.30	0.06	359	34.00	9.401	611	94.11
South Dakota	1	114,928.15	0.04	359	46.00	8.350	553	68.05
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Owner Occupied	1,586	315,748,496.35	97.15	358	42.20	8.568	607	79.19
Non-Owner Occupied	52	7,416,771.39	2.28	356	39.74	9.495	611	80.81
Second Home	5	1,843,106.89	0.57	359	39.45	8.241	653	77.02
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Full Documentation	1,099	205,873,769.33	63.34	357	41.91	8.395	605	79.99
Stated Documentation	267	61,277,213.56	18.85	358	43.78	9.174	615	77.08
Limited Documentation	277	57,857,391.74	17.80	358	41.13	8.649	609	78.75
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	1,488	298,293,873.64	91.78	358	42.19	8.613	605	78.87
Purchase	114	19,827,278.01	6.10	359	42.05	8.299	640	83.59
Refinance-Debt Consolidation No Cash Out***	41	6,887,222.98	2.12	349	39.54	8.324	642	81.85
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

[1] Original LTV if first lien, combined LTV if second lien
** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.
*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE GROUP II COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
8A	85	22,965,244.76	7.07	357	41.57	7.442	744	81.85
7A	58	12,282,704.28	3.78	359	43.30	8.058	693	77.55
6A	110	28,747,753.51	8.85	358	43.94	7.418	668	82.90
5A	107	25,629,862.70	7.89	355	42.72	7.859	650	84.22
4A	137	31,685,804.45	9.75	358	40.96	8.379	633	82.06
3A	120	25,304,527.58	7.79	358	42.00	8.420	613	81.21
2A	157	34,464,749.55	10.60	358	41.88	8.668	601	81.52
A	333	57,662,034.86	17.74	358	42.22	8.816	571	78.99
B	240	40,682,543.09	12.52	358	42.39	9.492	550	76.63
C	240	37,532,434.37	11.55	355	41.78	9.521	540	72.91
D	56	8,050,715.48	2.48	359	39.23	9.591	523	62.05
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Single Family Detached	1,388	269,099,658.47	82.80	357	41.96	8.594	607	79.44
PUD Detached	90	20,466,108.09	6.30	357	44.13	8.294	609	80.64
Two-to Four-Family	75	17,550,119.40	5.40	359	43.04	9.111	621	75.82
Condominium	66	14,073,110.82	4.33	359	41.74	8.197	610	76.96
Single Family Attached	17	2,084,521.20	0.64	359	39.33	8.898	576	77.24
PUD Attached	5	1,576,972.09	0.49	359	42.19	8.521	596	83.66
Manufactured Housing	2	157,884.56	0.05	321	43.67	8.276	637	72.99
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	767	158,436,662.12	48.75	358	42.01	8.985	609	78.69
12	20	6,636,320.29	2.04	358	44.70	7.646	658	77.14
30	10	2,549,087.65	0.78	359	44.70	8.603	598	86.54
36	846	157,386,304.57	48.43	357	42.09	8.226	604	79.72
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

Conforming Balance
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Conforming	1,443	222,874,405.12	68.57	357	41.57	8.766	597	78.30
Non-Conforming	200	102,133,969.51	31.43	358	43.35	8.198	632	81.21
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
12.000 - 12.499	6	2,460,422.01	0.84	359	42.62	6.346	672	79.94
12.500 - 12.999	76	24,573,382.99	8.36	358	41.21	6.843	688	78.98
13.000 - 13.499	106	27,856,229.86	9.48	359	42.52	7.258	648	79.78
13.500 - 13.999	241	59,168,986.27	20.14	359	42.30	7.784	618	80.67
14.000 - 14.499	132	27,740,811.55	9.44	359	42.69	8.280	597	78.51
14.500 - 14.999	305	56,879,849.25	19.36	358	41.79	8.786	580	78.58
15.000 - 15.499	128	23,152,907.73	7.88	359	42.63	9.271	576	79.23
15.500 - 15.999	224	38,816,422.33	13.21	357	42.83	9.773	571	77.64
16.000 - 16.499	89	12,936,058.64	4.40	359	39.07	10.269	571	79.77
16.500 - 16.999	73	9,240,879.18	3.15	359	40.09	10.720	562	79.67
17.000 - 17.499	24	2,797,587.43	0.95	359	40.94	11.221	573	75.04
17.500 - 17.999	30	6,382,184.92	2.17	359	44.25	11.710	580	79.43
18.000 - 18.499	10	967,719.19	0.33	359	38.06	12.171	524	68.42
18.500 - 18.999	4	795,655.81	0.27	359	45.31	12.626	555	84.02
Total:	1,448	293,769,097.16	100.00	359	42.08	8.612	603	79.13

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
6.000 - 6.499	6	2,460,422.01	0.84	359	42.62	6.346	672	79.94
6.500 - 6.999	76	24,573,382.99	8.36	358	41.21	6.843	688	78.98
7.000 - 7.499	106	27,856,229.86	9.48	359	42.52	7.258	648	79.78
7.500 - 7.999	241	59,168,986.27	20.14	359	42.30	7.784	618	80.67
8.000 - 8.499	132	27,740,811.55	9.44	359	42.69	8.280	597	78.51
8.500 - 8.999	305	56,879,849.25	19.36	358	41.79	8.786	580	78.58
9.000 - 9.499	128	23,152,907.73	7.88	359	42.63	9.271	576	79.23
9.500 - 9.999	224	38,816,422.33	13.21	357	42.83	9.773	571	77.64
10.000 - 10.499	89	12,936,058.64	4.40	359	39.07	10.269	571	79.77
10.500 - 10.999	73	9,240,879.18	3.15	359	40.09	10.720	562	79.67
11.000 - 11.499	24	2,797,587.43	0.95	359	40.94	11.221	573	75.04
11.500 - 11.999	30	6,382,184.92	2.17	359	44.25	11.710	580	79.43
12.000 - 12.499	10	967,719.19	0.33	359	38.06	12.171	524	68.42
12.500 - 12.999	4	795,655.81	0.27	359	45.31	12.626	555	84.02
Total:	1,448	293,769,097.16	100.00	359	42.08	8.612	603	79.13

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2.000 - 2.249	1	1,000,000.00	0.34	359	11.00	10.100	636	79.37
2.750 - 2.999	38	12,257,654.06	4.17	359	40.09	7.310	735	77.71
4.250 - 4.499	63	9,782,455.12	3.33	359	41.89	9.204	593	78.46
4.750 - 4.999	25	7,031,566.50	2.39	359	43.13	7.604	742	84.47
5.000 - 5.249	26	6,577,337.28	2.24	359	44.40	8.179	689	79.60
5.250 - 5.499	84	23,890,374.20	8.13	359	44.47	7.351	668	83.19
5.500 - 5.749	87	21,090,348.96	7.18	359	42.38	7.867	649	83.79
5.750 - 5.999	103	26,115,394.13	8.89	359	41.52	8.306	634	83.66
6.000 - 6.249	248	55,372,182.54	18.85	359	42.22	8.527	604	80.64
6.250 - 6.499	303	54,114,556.56	18.42	359	42.10	8.792	570	79.30
6.500 - 6.749	217	37,049,695.05	12.61	359	42.46	9.447	547	75.82
6.750 - 6.999	253	39,487,532.76	13.44	358	41.15	9.533	537	71.54
Total:	1,448	293,769,097.16	100.00	359	42.08	8.612	603	79.13

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
August 2007	1	181,945.30	0.06	353	51.00	10.200	540	84.89
September 2007	1	92,944.08	0.03	354	33.00	8.350	551	74.64
October 2007	6	1,097,064.15	0.37	355	40.78	9.285	621	88.16
November 2007	2	150,194.07	0.05	356	44.20	8.380	674	84.88
December 2007	24	4,884,051.59	1.66	357	36.58	9.334	585	81.91
January 2008	61	13,879,007.58	4.72	358	43.25	9.172	589	84.12
February 2008	578	121,463,806.30	41.35	358	42.84	8.725	598	78.77
March 2008	286	57,508,779.00	19.58	360	42.02	8.954	592	78.39
August 2008	1	73,757.93	0.03	353	49.00	8.990	530	65.00
October 2008	1	469,000.00	0.16	355	35.00	6.450	645	89.33
November 2008	1	64,393.82	0.02	356	48.00	10.400	568	75.00
December 2008	4	732,642.49	0.25	357	20.82	8.483	579	87.99
January 2009	11	2,541,762.07	0.87	358	41.51	8.916	602	82.74
February 2009	293	57,969,873.49	19.73	359	41.80	8.147	615	78.84
March 2009	161	27,497,898.00	9.36	359	41.82	8.213	608	79.37
January 2011	1	63,585.52	0.02	358	35.00	7.250	711	85.00
February 2011	13	3,615,975.77	1.23	359	37.15	7.114	724	77.01
March 2011	3	1,482,416.00	0.50	360	30.44	7.163	738	73.50
Total:	1,448	293,769,097.16	100.00	359	42.08	8.612	603	79.13

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE GROUP II COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2.000	1,431	288,607,119.87	98.24	359	42.20	8.638	601	79.19
6.000	17	5,161,977.29	1.76	359	35.20	7.129	727	76.10
Total:	1,448	293,769,097.16	100.00	359	42.08	8.612	603	79.13

1 Original LTV if first lien, combined LTV if second lien

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
1.000	1,448	293,769,097.16	100.00	359	42.08	8.612	603	79.13
Total:	1,448	293,769,097.16	100.00	359	42.08	8.612	603	79.13

1 Original LTV if first lien, combined LTV if second lien

Insured AVM
INSURED AVM	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Non-Insured AVM	1,309	265,824,835.25	81.79	358	42.26	8.688	603	79.79
Insured AVM	334	59,183,539.38	18.21	357	41.52	8.136	631	76.65
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

Historical Delinquency of the Mortgage Loans
30 Days Delinquent (times)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
0x30	1,636	324,238,225.96	99.76	357	42.13	8.587	608	79.22
1x30	7	770,148.67	0.24	355	40.41	8.852	590	79.89
Total:	1,643	325,008,374.63	100.00	357	42.13	8.587	608	79.22

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income, FICO and OLTV, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans:	687

Aggregate Current Principal Balance:	$173,627,844.79
Average Current Principal Balance:	$252,733.40		$60,000.00 to $1,000,000.00

Aggregate Original Principal Balance:	$173,632,890.00
Average Original Principal Balance:	$252,740.74		$60,000.00 to $1,000,000.00

Fully Amortizing Mortgage Loans:	100.00%

1st Lien:	100.00%

Wtd. Avg. Mortgage Rate:	7.685%		6.150% to 11.500%

Wtd. Avg. Original Term to Maturity (months):	360		360 to 360
Wtd. Avg. Remaining Term to Maturity (months):	359		354 to 360

Wtd. Avg. Margin (ARM Loans Only):	5.025%		2.125% to 6.000%

Wtd. Avg. Maximum Mortgage Rate (ARM Loans Only):	13.691%		12.150% to 17.500%

Wtd. Avg. Minimum Mortgage Rate (ARM Loans Only):	7.691%		6.150% to 11.500%

Wtd. Avg. Original LTV:	82.35%		10.90% to 95.00%

Wtd. Avg. Borrower FICO:	668		601 to 808

Geographic Distribution (Top 5):	CA	21.99%
	NJ	13.68%
	FL	9.15%
	NY	7.75%
	MD	5.58%

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE IO COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2 YR/6MO LIB - 5YR IO	308	84,057,073.93	48.41	359	42.24	7.954	654	83.27
3 YR/6MO LIB - 5YR IO	238	57,629,960.50	33.19	359	41.12	7.409	672	81.79
5 YR/6MO LIB - 5YR IO	41	10,498,222.00	6.05	359	38.14	7.132	731	80.13
FIXED RATE - 5YR IO	100	21,442,588.36	12.35	359	40.97	7.639	681	81.33
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	MORTGAGE RATES (%)*	FICO*	OLTV[1] (%)*
50,000.01 - 100,000.00	34	2,689,590.00	1.55	359	38.52	7.994	679	73.17
100,000.01 - 150,000.00	125	16,144,073.00	9.30	359	39.47	7.821	674	81.68
150,000.01 - 200,000.00	132	23,218,478.00	13.37	359	42.31	7.709	667	80.60
200,000.01 - 250,000.00	124	27,593,690.00	15.89	359	41.98	7.697	662	82.94
250,000.01 - 300,000.00	89	24,363,569.00	14.03	359	41.75	7.589	666	82.68
300,000.01 - 350,000.00	60	19,500,047.00	11.23	359	42.72	7.487	662	82.87
350,000.01 - 400,000.00	32	11,861,364.00	6.83	359	40.49	7.465	667	85.00
400,000.01 - 450,000.00	31	13,146,976.00	7.57	359	42.51	7.742	670	84.65
450,000.01 - 500,000.00	18	8,493,955.00	4.89	359	39.69	7.572	699	81.50
500,000.01 - 550,000.00	15	7,885,000.00	4.54	359	43.29	7.939	664	81.96
550,000.01 - 600,000.00	5	2,882,999.00	1.66	359	36.24	7.583	647	72.52
600,000.01 - 650,000.00	6	3,750,250.00	2.16	359	38.18	7.800	665	83.72
650,000.01 - 700,000.00	4	2,726,200.00	1.57	359	49.00	7.489	655	85.61
700,000.01 - 750,000.00	5	3,608,199.00	2.08	358	45.76	7.766	658	86.14
750,000.01 - 800,000.00	4	3,081,250.00	1.77	359	43.51	8.331	671	85.00
800,000.01 - 850,000.00	2	1,687,250.00	0.97	360	34.92	6.933	779	73.90
950,000.01 - 1,000,000.00	1	1,000,000.00	0.58	359	11.00	10.100	636	79.37
Total:	687	173,632,890.00	100.00	359	41.47	7.685	668	82.35

1Original LTV if first lien, combined LTV if second lien

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE IO COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
50,000.01 - 100,000.00	34	2,689,570.00	1.55	359	38.52	7.994	679	73.17
100,000.01 - 150,000.00	125	16,143,608.63	9.30	359	39.47	7.821	674	81.68
150,000.01 - 200,000.00	132	23,217,107.31	13.37	359	42.31	7.709	667	80.60
200,000.01 - 250,000.00	124	27,592,439.50	15.89	359	41.98	7.697	662	82.94
250,000.01 - 300,000.00	89	24,363,469.00	14.03	359	41.75	7.589	666	82.68
300,000.01 - 350,000.00	60	19,498,207.35	11.23	359	42.72	7.487	662	82.87
350,000.01 - 400,000.00	32	11,861,364.00	6.83	359	40.49	7.465	667	85.00
400,000.01 - 450,000.00	31	13,146,976.00	7.57	359	42.51	7.742	670	84.65
450,000.01 - 500,000.00	18	8,493,955.00	4.89	359	39.69	7.572	699	81.50
500,000.01 - 550,000.00	15	7,885,000.00	4.54	359	43.29	7.939	664	81.96
550,000.01 - 600,000.00	5	2,882,999.00	1.66	359	36.24	7.583	647	72.52
600,000.01 - 650,000.00	6	3,750,250.00	2.16	359	38.18	7.800	665	83.72
650,000.01 - 700,000.00	4	2,726,200.00	1.57	359	49.00	7.489	655	85.61
700,000.01 - 750,000.00	5	3,608,199.00	2.08	358	45.76	7.766	658	86.14
750,000.01 - 800,000.00	4	3,081,250.00	1.77	359	43.51	8.331	671	85.00
800,000.01 - 850,000.00	2	1,687,250.00	0.97	360	34.92	6.933	779	73.90
950,000.01 - 1,000,000.00	1	1,000,000.00	0.58	359	11.00	10.100	636	79.37
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
301 - 360	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
6.000 - 6.499	12	3,573,147.00	2.06	359	38.86	6.352	677	75.64
6.500 - 6.999	139	38,839,723.35	22.37	359	40.05	6.848	692	79.04
7.000 - 7.499	166	39,703,953.62	22.87	359	41.57	7.261	673	81.62
7.500 - 7.999	199	50,015,621.81	28.81	359	42.14	7.750	657	84.70
8.000 - 8.499	62	13,557,357.78	7.81	359	43.53	8.270	659	82.94
8.500 - 8.999	58	14,503,529.00	8.35	359	43.05	8.707	650	83.98
9.000 - 9.499	20	4,230,230.23	2.44	359	42.83	9.291	658	83.48
9.500 - 9.999	17	5,627,273.00	3.24	359	43.19	9.708	654	87.96
10.000 - 10.499	7	2,547,712.00	1.47	359	28.74	10.236	643	79.57
10.500 - 10.999	4	572,457.00	0.33	359	25.38	10.619	634	81.57
11.000 - 11.499	2	395,640.00	0.23	359	44.91	11.252	685	90.00
11.500 - 11.999	1	61,200.00	0.04	359	47.00	11.500	643	90.00
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Original Loan-to-Value Ratios (1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[2] (%)
0.01 - 25.00	3	653,000.00	0.38	359	46.51	8.561	704	12.37
25.01 - 30.00	4	619,807.00	0.36	359	37.90	7.027	734	29.27
30.01 - 35.00	1	203,630.00	0.12	359	50.00	8.375	766	30.17
35.01 - 40.00	4	782,000.00	0.45	359	44.68	7.083	654	38.11
40.01 - 45.00	6	1,503,798.00	0.87	359	41.56	7.149	636	42.99
45.01 - 50.00	10	1,589,254.00	0.92	359	41.41	7.373	673	48.00
50.01 - 55.00	5	856,611.00	0.49	359	43.37	8.017	678	52.80
55.01 - 60.00	12	2,018,357.00	1.16	359	43.49	7.259	664	57.34
60.01 - 65.00	26	6,785,095.00	3.91	359	39.48	7.167	679	62.18
65.01 - 70.00	28	6,809,526.00	3.92	359	38.51	7.282	672	67.67
70.01 - 75.00	48	10,509,402.00	6.05	359	39.61	7.664	666	73.01
75.01 - 80.00	108	28,241,797.00	16.27	359	39.62	7.524	669	78.78
80.01 - 85.00	82	25,481,681.01	14.68	359	39.72	7.728	667	83.75
85.01 - 90.00	264	67,420,078.00	38.83	359	42.94	7.815	667	89.29
90.01 - 95.00	86	20,153,808.78	11.61	359	43.43	7.841	669	94.53
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE IO COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
600 - 619	29	7,636,431.50	4.40	360	40.56	7.908	610	79.55
620 - 639	163	41,740,956.90	24.04	359	40.75	8.077	629	82.53
640 - 659	163	38,577,370.23	22.22	359	41.56	7.771	649	82.97
660 - 679	142	38,389,197.81	22.11	359	43.08	7.382	669	83.22
680 - 699	30	7,751,092.00	4.46	359	42.56	7.955	689	86.15
700 - 719	53	13,733,309.00	7.91	359	40.63	7.561	711	79.36
720 - 739	48	11,971,701.00	6.90	359	42.02	7.308	729	83.83
740 - 759	30	7,053,310.00	4.06	359	37.00	7.327	750	80.22
760 - 779	19	4,248,154.35	2.45	359	42.59	7.244	768	76.31
780 - 799	8	1,577,922.00	0.91	359	37.06	7.315	787	74.47
800 - 819	2	948,400.00	0.55	359	43.12	6.919	808	86.17
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
<= 20.00	18	4,777,124.00	2.75	359	13.61	8.203	659	76.48
20.01 - 25.00	25	6,039,726.00	3.48	359	23.22	7.509	691	80.85
25.01 - 30.00	41	9,023,675.00	5.20	359	27.82	7.752	665	80.20
30.01 - 35.00	60	15,740,834.50	9.07	359	33.47	7.517	665	80.26
35.01 - 40.00	112	25,734,724.23	14.82	359	37.88	7.582	668	83.39
40.01 - 45.00	154	39,785,175.66	22.91	359	43.29	7.605	674	83.20
45.01 - 50.00	276	72,279,085.40	41.63	359	48.52	7.773	665	82.82
50.01 - 55.00	1	247,500.00	0.14	359	52.00	7.650	621	62.05
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
California	123	38,174,801.66	21.99	359	41.61	7.376	666	78.05
New Jersey	75	23,754,512.00	13.68	359	42.38	7.865	680	82.73
Florida	70	15,884,618.12	9.15	359	39.50	7.561	658	82.30
New York	41	13,457,867.00	7.75	359	40.22	7.876	667	78.52
Maryland	39	9,688,630.00	5.58	359	42.40	7.731	662	85.92
Arizona	45	8,997,867.00	5.18	359	39.50	7.334	658	82.69
Michigan	28	5,796,198.00	3.34	359	42.16	7.695	666	88.37
Illinois	26	5,325,001.00	3.07	360	42.31	8.120	669	82.78
Georgia	30	5,000,824.00	2.88	359	39.90	8.422	665	85.39
Washington	20	4,951,699.50	2.85	359	42.49	7.428	681	86.48
Pennsylvania	27	4,795,802.00	2.76	359	44.09	7.937	653	87.01
Hawaii	9	4,260,450.00	2.45	359	40.99	7.960	654	80.87
Nevada	16	4,097,743.00	2.36	360	41.72	7.525	663	83.09
Connecticut	15	3,745,254.00	2.16	359	45.01	7.943	677	71.89
Minnesota	11	2,508,860.00	1.44	359	42.29	7.383	674	91.13
Colorado	9	2,344,173.78	1.35	359	42.74	7.439	687	92.05
Tennessee	12	2,233,468.23	1.29	359	38.50	8.113	680	88.20
Massachusetts	10	2,148,562.00	1.24	359	42.15	8.113	684	80.25
New Hampshire	11	2,145,185.50	1.24	359	40.48	7.365	666	79.19
Indiana	11	2,071,199.00	1.19	359	40.52	8.096	695	88.47
Ohio	6	1,952,897.00	1.12	358	39.52	8.300	645	90.37
Wisconsin	7	1,538,066.00	0.89	358	45.65	8.213	670	84.32
North Carolina	5	1,220,500.00	0.70	359	40.33	7.839	672	89.42
Missouri	5	1,008,122.00	0.58	359	43.92	7.246	716	89.91
Alabama	5	884,822.00	0.51	359	40.75	7.565	644	87.99
Utah	5	845,610.00	0.49	360	48.50	8.090	657	91.57
Oregon	4	695,370.00	0.40	359	36.98	7.478	644	84.60
Maine	3	627,000.00	0.36	359	37.40	7.091	688	84.92
Texas	5	590,253.00	0.34	359	37.93	7.386	715	87.49
Iowa	2	546,100.00	0.31	359	45.53	7.046	710	90.13
Arkansas	1	462,000.00	0.27	359	46.00	8.375	783	73.13
Washington DC	1	380,250.00	0.22	359	49.00	6.850	655	90.00
Mississippi	3	361,017.00	0.21	360	42.59	8.428	635	89.92
Rhode Island	1	275,500.00	0.16	360	42.00	6.500	679	77.34
Montana	1	187,625.00	0.11	358	24.00	10.600	646	72.16
Kansas	1	171,000.00	0.10	359	50.00	7.500	715	90.00
Oklahoma	1	148,498.00	0.09	359	46.00	8.100	672	90.00
South Carolina	1	142,499.00	0.08	360	22.00	6.990	668	78.73
Kentucky	1	104,000.00	0.06	359	37.00	7.125	750	80.00
Louisiana	1	104,000.00	0.06	360	26.00	8.100	679	80.00
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT- OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Owner Occupied	678	171,259,075.56	98.64	359	41.54	7.684	668	82.42
Second Home	9	2,368,769.23	1.36	359	36.22	7.723	674	77.10
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Full Documentation	504	122,468,420.29	70.54	359	41.72	7.498	668	83.32
Limited Documentation	102	28,348,058.50	16.33	359	39.01	7.919	666	78.93
Stated Documentation	81	22,811,366.00	13.14	359	43.17	8.397	672	81.38
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	631	161,300,833.79	92.90	359	41.58	7.701	667	82.23
Refinance-Debt Consolidation No Cash Out***	30	6,725,955.00	3.87	359	39.85	7.566	695	86.99
Purchase	26	5,601,056.00	3.23	359	40.21	7.360	675	80.26
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

[1] Original LTV if first lien, combined LTV if second lien

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related         loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the        related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE IO COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
8A	136	33,215,212.35	19.13	359	39.94	7.270	740	81.01
7A	48	12,474,101.00	7.18	359	42.77	7.864	696	81.69
6A	135	36,465,999.81	21.00	359	42.90	7.347	668	83.24
5A	148	35,012,044.00	20.16	359	41.47	7.734	649	82.70
4A	163	41,936,781.90	24.15	359	41.04	8.079	632	82.96
3A	45	11,571,289.73	6.66	359	42.38	7.931	627	81.27
2A	12	2,952,416.00	1.70	359	37.91	8.602	642	80.62
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Single Family Detached	568	143,103,935.79	82.42	359	41.27	7.666	668	81.94
PUD Detached	38	10,434,218.00	6.01	359	41.42	7.588	664	86.57
Condominium	45	9,149,962.00	5.27	359	41.16	7.532	674	83.01
Two-to Four-Family	28	8,868,229.00	5.11	359	44.90	8.232	671	82.51
PUD Attached	4	1,282,250.00	0.74	359	39.43	7.514	676	85.08
Single Family Attached	4	789,250.00	0.45	359	46.26	8.245	651	87.96
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Prepayment Charge Term at Origination
PREPAYMENT CHARGE TERM AT ORIGINATION (months)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	283	77,821,993.31	44.82	359	41.37	8.003	675	81.45
12	12	3,548,879.00	2.04	359	41.82	7.302	669	79.00
30	4	1,076,500.00	0.62	359	40.24	7.884	666	89.34
36	388	91,180,472.48	52.51	359	41.55	7.425	663	83.17
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

Conforming Balance
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Conforming	616	134,270,212.79	77.33	359	41.55	7.667	666	82.52
Non-Conforming	71	39,357,632.00	22.67	359	41.20	7.743	677	81.78
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
12.000 - 12.499	11	3,290,297.00	2.16	359	39.11	6.350	667	75.29
12.500 - 12.999	130	36,475,168.00	23.97	359	40.13	6.845	690	79.51
13.000 - 13.499	127	31,491,547.62	20.69	359	42.17	7.262	671	82.78
13.500 - 13.999	173	44,261,473.81	29.08	359	42.35	7.748	654	84.61
14.000 - 14.499	45	10,379,748.00	6.82	359	42.87	8.274	658	81.32
14.500 - 14.999	53	13,309,679.00	8.75	359	42.56	8.701	650	83.66
15.000 - 15.499	19	4,121,631.00	2.71	359	43.01	9.292	658	83.44
15.500 - 15.999	16	5,413,523.00	3.56	359	43.28	9.698	656	87.68
16.000 - 16.499	7	2,547,712.00	1.67	359	28.74	10.236	643	79.57
16.500 - 16.999	4	572,457.00	0.38	359	25.38	10.619	634	81.57
17.000 - 17.499	1	260,820.00	0.17	359	49.00	11.150	714	90.00
17.500 - 17.999	1	61,200.00	0.04	359	47.00	11.500	643	90.00
Total:	587	152,185,256.43	100.00	359	41.54	7.691	666	82.49

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
6.000 - 6.499	11	3,290,297.00	2.16	359	39.11	6.350	667	75.29
6.500 - 6.999	130	36,475,168.00	23.97	359	40.13	6.845	690	79.51
7.000 - 7.499	127	31,491,547.62	20.69	359	42.17	7.262	671	82.78
7.500 - 7.999	173	44,261,473.81	29.08	359	42.35	7.748	654	84.61
8.000 - 8.499	45	10,379,748.00	6.82	359	42.87	8.274	658	81.32
8.500 - 8.999	53	13,309,679.00	8.75	359	42.56	8.701	650	83.66
9.000 - 9.499	19	4,121,631.00	2.71	359	43.01	9.292	658	83.44
9.500 - 9.999	16	5,413,523.00	3.56	359	43.28	9.698	656	87.68
10.000 - 10.499	7	2,547,712.00	1.67	359	28.74	10.236	643	79.57
10.500 - 10.999	4	572,457.00	0.38	359	25.38	10.619	634	81.57
11.000 - 11.499	1	260,820.00	0.17	359	49.00	11.150	714	90.00
11.500 - 11.999	1	61,200.00	0.04	359	47.00	11.500	643	90.00
Total:	587	152,185,256.43	100.00	359	41.54	7.691	666	82.49

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Margins of the Adjustable-Rate Loans
RANGE OF MORTGAGE MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2.000 - 2.249	1	1,000,000.00	0.66	359	11.00	10.100	636	79.37
2.750 - 2.999	87	22,214,795.00	14.60	359	39.13	7.290	732	77.83
3.000 - 3.249	1	312,000.00	0.21	354	49.00	6.250	632	74.86
4.250 - 4.499	20	4,196,691.00	2.76	359	41.89	8.372	652	82.17
4.750 - 4.999	31	8,520,616.00	5.60	359	40.99	7.213	740	85.07
5.000 - 5.249	23	6,309,690.00	4.15	359	44.13	8.248	691	86.67
5.250 - 5.499	117	32,552,379.81	21.39	359	43.24	7.352	668	83.85
5.500 - 5.749	116	27,590,621.12	18.13	359	41.84	7.704	649	83.00
5.750 - 5.999	139	36,099,946.00	23.72	359	41.52	7.997	632	83.26
6.000 - 6.249	52	13,388,517.50	8.80	359	41.92	8.010	630	80.74
Total:	587	152,185,256.43	100.00	359	41.54	7.691	666	82.49

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
October 2007	5	1,107,915.12	0.73	355	48.99	8.700	648	87.67
December 2007	4	1,776,982.00	1.17	357	35.37	8.947	644	85.46
January 2008	12	3,716,875.00	2.44	358	42.58	7.788	645	83.73
February 2008	204	53,154,915.31	34.93	359	41.85	7.968	658	82.62
March 2008	83	24,300,386.50	15.97	360	43.24	7.843	650	84.26
September 2008	1	312,000.00	0.21	354	49.00	6.250	632	74.86
October 2008	2	672,399.50	0.44	355	35.00	6.752	651	89.06
November 2008	1	108,000.00	0.07	356	42.00	7.850	635	90.00
December 2008	2	599,950.00	0.39	357	29.27	7.603	681	86.20
January 2009	4	1,056,900.00	0.69	358	41.32	7.348	672	80.33
February 2009	156	39,163,862.00	25.73	359	41.69	7.462	671	81.65
March 2009	72	15,716,849.00	10.33	360	40.25	7.321	677	81.85
February 2011	28	6,789,780.00	4.46	359	40.30	7.190	730	81.73
March 2011	13	3,708,442.00	2.44	360	34.19	7.026	732	77.19
Total:	587	152,185,256.43	100.00	359	41.54	7.691	666	82.49

1 Original LTV if first lien, combined LTV if second lien

DESCRIPTION OF THE IO COLLATERAL

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
2.000	546	141,687,034.43	93.10	359	41.79	7.732	662	82.67
6.000	41	10,498,222.00	6.90	359	38.14	7.132	731	80.13
Total:	587	152,185,256.43	100.00	359	41.54	7.691	666	82.49

1 Original LTV if first lien, combined LTV if second lien

Subsequent Periodic Rate Cap of the Adjustable-Rate Loans
SUBSEQUENT PERIODIC RATE CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
1.000	587	152,185,256.43	100.00	359	41.54	7.691	666	82.49
Total:	587	152,185,256.43	100.00	359	41.54	7.691	666	82.49

1 Original LTV if first lien, combined LTV if second lien

Insured AVM
INSURED AVM	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
Non-Insured AVM	427	114,196,384.51	65.77	359	42.02	7.807	667	84.85
Insured AVM	260	59,431,460.28	34.23	359	40.39	7.449	671	77.56
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

Historical Delinquency of the Mortgage Loans
30 Days Delinquent (times)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	MORTGAGE RATES (%)	FICO	OLTV[1] (%)
0x30	685	173,382,844.79	99.86	359	41.47	7.685	668	82.37
1x30	2	245,000.00	0.14	355	40.64	7.004	661	64.96
Total:	687	173,627,844.79	100.00	359	41.47	7.685	668	82.35

1 Original LTV if first lien, combined LTV if second lien

CREDIT SUISSE CONTACTS:

Asset Finance Capital Markets
Brendan Keane	212-325-6459	brendan.keane@credit-suisse.com
Boris Grinberg	212-325-4375	boris.grinberg@credit-suisse.com
Kenny Rosenberg	212-325-3587	kenneth.rosenberg@credit-suisse.com
Sean Walker	212-325-4310	sean.walker@credit-suisse.com
Stephen Marchi	212-325-0785	stephen.marchi@credit-suisse.com

Syndicate
Tricia Hazelwood	212-325-8549	tricia.hazelwood@credit-suisse.com
Melissa Simmons	212-325-8549	melissa.simmons@credit-suisse.com
James Drvostep	212-325-8549	james.drvostep@credit-suisse.com
Garrett Smith	212-325-8549	garrett.smith@credit-suisse.com

RATING AGENCY CONTACTS:

Moody’s
Navneet Agarwal	(212) 553-3674
Greg Bessermann	(212) 553-0323

Standard & Poor’s
Linda Kwok	(212) 438-2610
Dan Larkin	(212) 438-3014

Fitch
Gregory Hackett	(212) 908-0686